"PRELIMINARY PROXY MATERIALS"


                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                              (Amendment No.______)


Filed by the  Registrant  [ X ]
Filed by a Party other than the  Registrant  [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ]  Confidential, For Use of the Commission only (as permitted by
       Rule 14a-6(e)(2)
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                    MINING SERVICES INTERNATIONAL CORPORATION
                    -----------------------------------------
                (Name of Registrant as Specified in Its Charter)

               --------------------------------------------------
    (Name of Person(s) Filling Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(1)(4) and 0-11.

       1)     Title of each class of securities to which transaction applies:
              ------------------------------------------------------------------
       2)     Aggregate number of securities to which transaction applies:
              ------------------------------------------------------------------

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
              ------------------------------------------------------------------

       4)     Proposed maximum aggregate value of transaction:
              ------------------------------------------------------------------

       5)     Total Fee Paid:
             -------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid:
         -----------------------------------------------------------------------

2)       Form, Schedule, or Registration Statement No.:
         -----------------------------------------------------------------------

3)       Filing Party:
         -----------------------------------------------------------------------

4)       Date Filed:
         -----------------------------------------------------------------------

                         "PRELIMINARY PROXY MATERIALS"


                    MINING SERVICES INTERNATIONAL CORPORATION
                            8805 SOUTH SANDY PARKWAY
                                SANDY, UTAH 84070

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH ___, 2001


TO THE SHAREHOLDERS OF MINING SERVICES INTERNATIONAL CORPORATION:

         A special meeting of the shareholders (the "Special Meeting") of Mining Services International Corporation (the "Company") will be held at the [LOCATION], [ADDRESS], [CITY], Utah [ZIP], on March [DAY], 2001. The Special Meeting will convene at [TIME] [a.m.] [p.m.], local time, to consider and take action on the following proposals:

         (1) To sell substantially all of the assets, subsidiaries and certain joint venture interests of the Company's explosives manufacturing, services and supply business (the "Asset Sale") pursuant to an Asset Purchase Agreement, dated November 30, 2000, by and among Union Espanola de Explosivos S.A., Union Espanola de Explosivos-MSI International, S.A., UMSI Acquisition Co., and the Company (the "Purchase Agreement"). A copy of the Purchase Agreement is attached as Appendix A to the accompanying Proxy Statement.

         (2) To amend the Company's Articles of Incorporation to change the Company's name to "_________________________" immediately following the consummation of the Asset Sale. A copy of the proposed amendment is attached as Appendix B to the accompanying Proxy Statement.

         (3) To transact such other business as may properly come before the Special Meeting or any adjournment(s) thereof.

         ONLY OWNERS OF RECORD OF THE 7,313,760 SHARES OF THE COMPANY'S COMMON STOCK OUTSTANDING AS OF THE CLOSE OF BUSINESS ON________________, 2001 (THE "RECORD DATE"), WILL BE ENTITLED TO NOTICE OF AND TO VOTE AT THE SPECIAL MEETING. EACH SHARE OF COMMON STOCK IS ENTITLED TO ONE (1) VOTE.

         THE ATTENDANCE AT AND/OR VOTE OF EACH SHAREHOLDER AT THE SPECIAL MEETING IS IMPORTANT, AND EACH SHAREHOLDER IS ENCOURAGED TO ATTEND. PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY MAIL THE ENCLOSED PROXY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

                                      MINING SERVICES INTERNATIONAL CORPORATION
                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      /s/ John T. Day
                                      -----------------------------------------
                                      John T. Day, President and Chief Executive
                                           Officer

Sandy, Utah
Dated: February ___, 2001

                    MINING SERVICES INTERNATIONAL CORPORATION
                            8805 SOUTH SANDY PARKWAY
                                SANDY, UTAH 84070


                                 Proxy Statement


         This Proxy Statement is being furnished to shareholders of Mining Services International Corporation (the "Company") to seek their approval of the sale of the explosives business of the Company. This sale will fundamentally affect the future direction of the Company.

         YOUR CONSIDERATION OF MANAGEMENT'S PROPOSALS AND VOTE AT THE SPECIAL MEETING ARE VERY IMPORTANT. PLEASE CAREFULLY READ THIS PROXY STATEMENT AND THE ATTACHED MATERIALS AND DATE, SIGN, AND RETURN THE ENCLOSED PROXY SO YOUR SHARES CAN BE VOTED AT THE SPECIAL MEETING.

         THIS PROXY STATEMENT AND FORM OF PROXY ARE FIRST BEING MAILED TO SHAREHOLDERS ON OR ABOUT FEBRUARY ____, 2001.

         The Company operates in the specialty chemicals industry, with significant operations in (i) the production of sodium cyanide for use in gold mining, and (ii) the manufacture, supply and sale of explosives and complementary products and services in the domestic and foreign explosives market. The Company has negotiated the sale of the latter of these two business lines, its explosives business.

         The assets associated with the Company's explosives business in the United States are held directly by the Company and through its subsidiaries, Tennessee Blasting Services, LLC, Green Mountain Explosives, and O'Brien Design Associates. The foreign operations associated with the explosives business are primarily held by the following subsidiaries: MSI Chemicals Limited, Cayman Mining Services Limited, Central Asia Chemicals Limited, MSI Russia LLC and MSI International Holding Company Limited, and through the Turon-MSI Limited joint venture interest. Essentially all of the assets associated with the Company's explosives business (the "Assets"), the Company's ownership interest in Tennessee Blasting Services, LLC ("TBS"), the stock of the Company's foreign subsidiaries, and interests in the Company's foreign joint ventures, other than its 50% interest in West Africa Chemicals, Ltd. (the "Purchased Subsidiaries," and collectively with the Assets, the "Explosives Business") will be sold, subject to approval by the Company's stockholders, to subsidiaries formed for that purpose by Union Espanola de Explosivos S.A. ("UEE"), a privately-held Spanish company based in Madrid, Spain. The newly formed subsidiaries will be funded and owned in part by current employees of the Company. UEE is engaged in the explosives, defense, sport cartridges and nitrochemicals industries.

         The following is a brief summary of the terms of the Explosives Business sale to UEE, which should be read in conjunction with the more detailed explanations of these and other items included later in this Proxy Statement:

* The Company is selling nearly all of its explosives operations, including physical assets, contractual rights, accounts receivable, customer relationships, licensing agreements, intellectual property, and the name "Mining Services International" to UEE.

* As consideration for the purchase of the Company's Explosives Business, UEE will pay the Company $7.75 million in cash at the closing of the transaction and will assume all domestic liabilities of the Company associated with the Explosives Business existing at the date of closing, which as of September 30, 2000 was approximately $9.9 million, plus the promissory note discussed below, and not including the consolidated liabilities of TBS, and also not including the liabilities of those entities being acquired by UEE which are accounted for under the equity method. The subsidiaries through which the foreign operations are conducted will retain their own assets and liabilities as subsidiaries of UEE subsequent to the transaction. The purchase price is subject to adjustment based on changes in assets and liabilities associated with the Explosives Business between June 30, 2000, and closing and ultimate collectivity of the accounts receivable acquired by UEE in the transaction.

* UEE will assume a note payable to the Company for funds advanced to the Explosives Business by the sodium cyanide operations. The principal amount of this note is $1 million, which will be paid to the Company, together with interest of 8-1/2% per annum, over a five-year period. UEE has the right to offset any reductions in the purchase price arising from the contractual adjustments or any indemnification obligations of the Company against the amounts otherwise payable under the terms of this note.

* UEE will make employment offers to all of the Company's employees working within the Explosives Business, including the majority of the Company's management, and the Company expects that nearly all of its employees will become employees of UEE.

*        The  Company   will  adopt  a  deferred   compensation   plan  for  its
         management-level employees, which will be assumed by UEE on completion of the sale.

*        Seven   members  of  the  current   management   of  the  Company  will
         collectively acquire a 13.5% interest in the subsidiary formed by UEE to purchase the Explosives Business.

* Dr. John Day, the current president and chief executive officer of the Company will remain in those positions with the Company but will also enter into a three-year consulting agreement with UEE pursuant to which he will initially devote between 77 and 123 hours per month to UEE, decreasing over the term of the agreement to approximately 72 hours per month.

* The Company will purchase an aggregate of 59,682 shares of the Company's common stock at $4 per share, or a total of $238,728, from five management employees, forgive $58,000 of indebtedness in exchange for 13,500 shares held by another member of management, and accelerate its contractual obligation to purchase 28,009 shares from another member of management at $9.92 per share, or a total of $277,850. Each of these members of management will also agree to waive all rights they have under existing employment agreements and compensation plans and will agree to the termination of all options held by them.

* The Company will be prohibited from competing in the explosives industry for a period of seven years subsequent to the closing, other than its continued operations through its West Africa Chemicals joint venture on a scale similar to the current operations.

* The Company will retain its Cyanco joint venture interest, which will remain fully staffed with approximately 30 full-time employees and is expected to be unaffected by the sale of the explosives operations, the real property and improvements at which its corporate facilities are located, and its 50% interest in West Africa Chemicals, Ltd. The Company will lease its corporate facilities to UEE's subsidiary at a rent based on rents for similar properties in the surrounding locality.

* In connection with the sale of the Explosives Business to UEE, the Company will change its corporate name to "_________________________."

         The explosives industry has been undergoing significant consolidation, and all of the major competitors of the Company are significantly larger than the Company and have access to greater resources. The Company's board of directors (the "Board") had concluded that in order to remain competitive, the Explosives Business would have to be considerably expanded. However, such expansion requires a major capital expenditures or a merger with, or acquisition of, other entities involved in the explosives industry. The Company explored a number of alternatives, including acquiring complementary businesses, seeking financing to fund the growth of the Explosives Business, and using internally generated funds and newly developed products to expand the Explosives Business. Historically, the Company has been able to use the excess cash flow generated by its sodium cyanide business to provide support in expanding the Explosives
Business. However, as the gold mining industry has slowed as a result of persistent low gold prices, this business, while remaining profitable, has decreased, reducing the cash available to the Company from this source. At the same time, the trading price for the common stock of the Company remained low, making it difficult to negotiate an acquisition or seek equity funding without significantly diluting the interests of existing shareholders. Consequently, the Company was unable to acquire the funding necessary to finance the expansion of the Explosives Business or acquire other businesses on acceptable terms.

         Faced with concerns over whether the Company could maintain its competitive position without expansion, ultimately the Board explored the possible sale of the Explosives Business, leading to the agreement with UEE. The Board believes the sale of the Explosives Business to UEE to be in the best interest of the Company and its shareholders. On December 12, 2000, the last trading day prior to the announcement of the sale of the Explosives Business to UEE, the closing price for the Company's Common Stock was $1.562.

         Since the Company is selling UEE the right to continue to use the brand name "Mining Services International" in connection with the Explosives Business, the Company is also seeking your approval to change its corporate name to "______________________________."

         A great deal of additional information about the Company and the proposals to be submitted to shareholders is contained in the remaining parts of this Proxy Statement. Shareholders are encouraged to review this information thoroughly and to promptly return the enclosed proxy so that their shares can be voted at the Special Meeting.

         Proxies are being solicited by the Company. In addition to this solicitation by mail, the directors, officers, and employees of the Company may solicit proxies by mail, telephone, facsimile transmission, or in person. Such persons will not receive additional compensation in connection with any solicitation but may be reimbursed for reasonable out-of-pocket expenses. All proxy solicitation costs will be paid by the Company.

         The enclosed proxy, even though executed and returned to the Company, may be revoked at any time before it is voted, either by giving a written notice, mailed or delivered to the secretary of the Company so it is received prior to the Special Meeting, by submitting a new proxy bearing a later date prior to the Special Meeting, or by voting in person at the Special Meeting. If an executed proxy is returned to the Company without specific direction, the proxy will be voted in accordance with the Board's recommendations. The Board has unanimously recommended the adoption of all proposals submitted to the shareholders.

         For a discussion of certain risks associated with the proposals to shareholders, see the discussion under "RISK FACTORS" beginning on page 6.

            CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

         This Proxy Statement and accompanying materials contain certain forward-looking statements and information relating to the Company and its business that are based on the beliefs of management of the Company and assumptions made concerning information currently available to management. Such statements reflect the current views of management of the Company and are not intended to be accurate descriptions of the future. The discussion of the future business prospects of the Company is subject to a number of risks and assumptions, including the completion of the proposed transaction with UEE, the ability of the Company to successfully use and invest proceeds from the sale of the Explosives Business, the performance of the cyanide industry and its effect on the Company's Cyanco joint venture, the ability of the Company to attract and retain talented senior management, the ability of UEE to repay to the Company the $1,000,000 note assumed by it in the transaction, the success of the marketing efforts of the entities with which the Company has agreements, and the ability of the Company to compete with larger, more established entities. Should one or more of these or other risks materialize, or if the underlying assumptions of management prove incorrect, actual results of the Company may vary materially from those described. The Company does not intend to update these forward-looking statements, except as may occur in the regular course of its periodic reporting obligations.




                                TABLE OF CONTENTS
                                                                                                              Page

Proxy Statement...................................................................................................i
CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS........................................................iv
QUESTIONS AND ANSWERS ABOUT THE TRANSACTION.....................................................................vii
SUMMARY...........................................................................................................1
   SPECIAL MEETING................................................................................................1
   PROPOSAL 2:  CORPORATE NAME CHANGE.............................................................................3
SELECTED UNAUDITED PRO FORMA FINANCIAL DATA.......................................................................5
RISK FACTORS......................................................................................................6
   FOLLOWING THE ASSET SALE, THE COMPANY'S BUSINESS WILL HAVE A NARROWED FOCUS....................................6
   THE COMPANY WILL LACK MANAGEMENT, EMPLOYEES, AND INFRASTRUCTURE FOLLOWING THE ASSET SALE.......................6
   THE COMPANY WILL FACE FUTURE STRATEGIC ISSUES..................................................................6
   FOLLOWING THE ASSET SALE, THE COMPANY WILL BE PRIMARILY DEPENDENT ON A SINGLE PRODUCT..........................6
   CYANCO IS ENTIRELY DEPENDENT UPON THE CYANIDE AND GOLD INDUSTRIES..............................................7
   IF THE ASSET SALE IS NOT CONSUMMATED, THE COMPANY MAY NEED ADDITIONAL CAPITAL..................................7
   THERE ARE SEVERAL CONDITIONS TO THE CLOSING OF THE EXPLOSIVES BUSINESS SALE....................................7
   NASDAQ MAY SEEK TO DELIST THE COMPANY'S STOCK FROM ITS MARKET..................................................7
   THE USE OF THE PROCEEDS FROM THE ASSET SALE IS IN THE BOARD'S DISCRETION.......................................8
   THE COMPANY'S OVERHEAD WILL BE SPREAD OVER A MUCH NARROWER REVENUE BASE........................................8
   THE LOW STOCK PRICE OF THE COMPANY MAY RESULT IN UNSOLICITED ACQUISITION PROPOSALS.............................8
   THE COMPANY MAY BE FOUND TO BE AN "INVESTMENT COMPANY" UNDER THE 1940 ACT......................................8
   THE COMPANY MAY BECOME LIABLE FOR CERTAIN AMOUNTS UNDER THE PURCHASE AGREEMENT.................................8
PROPOSAL 1:  THE ASSET SALE.......................................................................................9
   BACKGROUND AND REASONS FOR THE ASSET SALE......................................................................9
   RECOMMENDATION OF THE BOARD OF DIRECTORS......................................................................10
   PLANS FOR THE COMPANY SUBSEQUENT TO THE ASSET SALE............................................................11
   TERMS OF THE ASSET SALE.......................................................................................11
   RIGHTS OF EXECUTIVES..........................................................................................19
   INTEREST OF MANAGEMENT OR DIRECTORS IN ASSET SALE.............................................................19
   ACCOUNTING TREATMENT OF THE ASSET SALE........................................................................19
   FEDERAL INCOME TAX CONSEQUENCES...............................................................................19
   GOVERNMENT AND REGULATORY APPROVALS...........................................................................19
   ARMS' LENGTH TRANSACTION......................................................................................20
   FAIRNESS OPINION PROVIDED TO THE COMPANY......................................................................20
   APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS...................................................................21
   REQUIRED VOTES................................................................................................21
 PROPOSAL 2:  CORPORATE NAME CHANGE..............................................................................22
   REQUIRED VOTES................................................................................................22
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS............................................................23
   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS................................................29
SELECTED HISTORICAL FINANCIAL DATA...............................................................................31
   Financial Position Data.......................................................................................31
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION......................................................32
AND RESULTS OF OPERATIONS........................................................................................32
   Historical....................................................................................................32
   Pro Forma Adjustments.........................................................................................32
   Pro Forma Consolidated........................................................................................32
   NINE-MONTHS ENDED SEPTEMBER 30, 2000 VS. 1999.................................................................33
   1999 vs. 1998.................................................................................................34
   1998 VS. 1997.................................................................................................36
   LIQUIDITY AND FINANCIAL RESOURCES AS OF SEPTEMBER 30, 2000....................................................36


                                       v

   INFLATION AND OTHER COMMENTS..................................................................................37
BUSINESS OF THE COMPANY..........................................................................................38
   GENERAL.......................................................................................................38
   CYANCO JOINT VENTURE INTEREST.................................................................................38
   COMPETITION...................................................................................................39
   DEPENDENCE ON CUSTOMERS.......................................................................................39
   PATENTS, TRADEMARKS AND LICENSES..............................................................................39
   RAW MATERIALS.................................................................................................39
   EMPLOYEES.....................................................................................................39
   WEST AFRICA CHEMICALS JOINT VENTURE INTEREST..................................................................40
   ENVIRONMENTAL COMPLIANCE......................................................................................40
   OTHER GOVERNMENTAL REGULATIONS................................................................................40
   PROPERTY......................................................................................................40
   LEGAL PROCEEDINGS.............................................................................................41
MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS..........................................................41
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...................................................43
   SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.......................................................44
   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................................................44
SHAREHOLDER PROPOSALS............................................................................................44
OTHER MATTERS....................................................................................................45
INDEPENDENT PUBLIC ACCOUNTANTS...................................................................................45
AVAILABLE INFORMATION............................................................................................45
INDEX TO FINANCIAL STATEMENTS....................................................................................46
UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS......................................................................46
INDEPENDENT AUDITORS' REPORTS....................................................................................46

                   QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

         Q. Who are the Company and UEE?

         A. Mining Services International Corporation (the "Company") is a leading innovator, manufacturer and supplier of high quality explosives and specialty chemicals vital to the construction and mining industries. The Company has operations in North America, South America, Central Asia, Russia, India and Africa. The principal offices of the Company are at 8805 South Sandy Parkway, Sandy, Utah 84070, and its phone number is (801) 233-6000.

         Union Espanola de Explosivos S.A. ("UEE"), is a privately-held Spanish corporation based in Madrid, Spain. UEE is the largest explosives manufacturer in Europe and one of the largest in the world, with activities on all major continents and other operations in initiation systems, defense, sport cartridges and nitrochemicals. UEE's consolidated annual sales approach 250 million Euros. UEE's headquarters is located at Av. Del Partenon, 16-5a Pl., Campo de las Naciones, Madrid, Spain, and its phone number is 34-91-722-0100.

         Q. Why is the Company selling the Explosives Business?

         A. As a result of the consolidation occurring in the explosives industry, the Board concluded that the Company would need to significantly expand the Explosives Business in order to maintain its market share and remain competitive. After exploring alternatives, the Board concluded that, given the limited resources available to the Company, it would be more advantageous to the Company to sell its Explosives Business.

         Q. What will I receive as a result of the sale?

         A. All of the proceeds of the sale will be paid to the Company. You will not receive anything directly, unless the Board elects to make a distribution with a portion of the proceeds. The Board has not reached a decision as to the ultimate application of the proceeds. Until such a decision is arrived at and implemented, the proceeds will be placed in short-term financial instruments.

         Q. What will I own after the sale?

         A. You will continue to own shares in the Company, which will change its name to "___________________." The Company will have ongoing operations in the chemicals industry, producing and marketing sodium cyanide for sale to the gold mining industry through its Cyanco joint venture with Degussa Huls Corporation. The Company will also retain its 50% interest in West Africa Chemicals Limited ("West Africa Chemicals"), a joint venture with Chemicals Holdings International, a subsidiary of the Omnia Group, located in South Africa. West Africa Chemicals has explosives operations in Ghana, Africa. The Company is considering several strategic options with respect to its West Africa Chemicals interest. The Company will also have the proceeds of the sale available to it for potential use in future growth or acquisitions.

         Q. What risks should I consider?

         A. You should review the information under the caption "RISK FACTORS" beginning on page 8 for a discussion of certain risks associated with the transaction.

         Q. What is the recommendation of the Board of Directors?

         A. The Board of Directors has unanimously recommended that shareholders vote in favor of the sale of the Explosives Business and the amendment of the Company's articles of incorporation.

         Q. How do I make sure my vote is counted?

         A. Mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the shareholders' meeting. You may attend the meeting in person, whether or not you submit a proxy. If your shares are held by your broker, you cannot vote your shares directly. You should give your broker instructions as to how you wish your shares to be voted. You should follow the directions provided by your broker regarding how to transmit those instructions.

         Q. Can I change my vote after mailing my proxy?

         A. Yes. You may change your vote by delivering a signed notice of revocation or a signed proxy that bears a later date, to the Company prior to the shareholders' meeting, or by attending the shareholders' meeting and voting in person. Certain shareholders of the Company who have signed an agreement with UEE to vote in favor of the proposal may not change their vote.

         Q. Who can I call with questions?

         A. You may call ____________________ at (801) 233-6000.

                                     SUMMARY

         The following is a summary of certain information contained elsewhere in this Proxy Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information, including the financial statements appearing elsewhere herein. Shareholders are urged to read this Proxy Statement and the appendices attached hereto carefully and in their entirety. Capitalized terms used in this Proxy Statement shall have the meaning ascribed to them herein.

SPECIAL MEETING

Date, Time, and Place:                     The    special    meeting    of   the
                                           shareholders  of the Company  will be
                                           held  March  [DAY],  2001,  at [TIME]
                                           [a.m.]  [p.m.],  local  time,  at the
                                           [LOCATION],  [ADDRESS],  [CITY], Utah
                                           [ZIP].

Purpose of the Special Meeting:            The Special  Meeting is being held to
                                           consider  and approve  the  following
                                           matters:

                                           (1) To  authorize  the  sale  of  the
                                           Explosives   Business   (the   "Asset
                                           Sale")  pursuant to an Asset Purchase
                                           Agreement,  dated  November 30, 2000,
                                           by  and  among   Union   Espanola  de
                                           Explosivos   S.A.,  its  newly-formed
                                           subsidiary    Union    Espanola    de
                                           Explosivos-MSI  International,  S.A.,
                                           its   wholly-owned   subsidiary  UMSI
                                           Acquisition  Co., and Mining Services
                                           International     Corporation    (the
                                           "Purchase Agreement").  A copy of the
                                           Purchase  Agreement  is  attached  as
                                           Appendix A to this  Proxy  Statement.
                                           (See "Proposal 1: The Asset Sale.")

                                           (2) To amend the  Company's  Articles
                                           of   Incorporation   to  change   the
                                           Company's     corporate    name    to
                                           ________________ (the "Corporate Name
                                           Change").  A  copy  of  the  proposed
                                           amendment  is  attached as Appendix B
                                           to   this   Proxy   Statement.   (See
                                           "Proposal 2: Corporate Name Change.")

                                           (3) To transact  such other  business
                                           as  may  properly   come  before  the
                                           Special Meeting or any adjournment(s)
                                           thereof.

Record Date:                               The  close  of  business  on  January
                                           [DAY], 2001.

Shares Outstanding and Entitled to Vote:   On  the  Record   Date,   there  were
                                           7,313,760  shares of Common  Stock of
                                           the   Company    outstanding,    each
                                           entitled  to  cast  one  vote  at the
                                           Special Meeting.

Quorum: The bylaws of the Company require that holders of a majority of the voting power of issued and outstanding Common Stock be in attendance at the Special Meeting, in person or by proxy, in order to constitute a quorum.

Required Votes:                            The  affirmative  vote of the holders
                                           of a majority of the voting  power of
                                           all  outstanding   shares  of  Common
                                           Stock  entitled  to vote  thereon  is
                                           required  to approve  the sale of the
                                           Explosives Business and the Corporate
                                           Name Change.

PROPOSAL 1:  THE ASSET SALE

Union Espanola de Explosivos--
  MSI International, S.A.:                 Union  Espanola  de   Explosivos--MSI
                                           International, S.A. ("UEE-MSI"), is a
                                           newly-organized   subsidiary  of  UEE
                                           formed   to   hold   the    Company's
                                           explosives      business      foreign
                                           subsidiaries    and   joint   venture
                                           interests,  UMSI Acquisition Co., and
                                           intellectual   property.    UEE-MSI's
                                           North   American   offices   will  be
                                           located at 8805 South Sandy  Parkway,
                                           Sandy, Utah 84070.

UMSI Acquisition Co.:                      UMSI Acquisition  Corp.  ("UMSI," and
                                           collectively  with  UEE and  UEE-MSI,
                                           "UEE")    is    a     newly-organized
                                           subsidiary    of    UEE-MSI    formed
                                           specifically  to hold and operate the
                                           Company's  North American  explosives
                                           business  and  assets.  UMSI's  North
                                           American  offices  will be located at
                                           8805 South Sandy Parkway, Sandy, Utah
                                           84070.

Conditions to Consummation
   of the Asset Sale:                      The Purchase  Agreement provides that
                                           the  respective  obligations  of  the
                                           Company  and  UEE to  consummate  the
                                           Asset  Sale  are  conditioned   upon,
                                           among other things,  the  fulfillment
                                           of  the   agreements   and  covenants
                                           contained   therein,   the  continued
                                           validity of the  representations  and
                                           warranties  made by the parties,  the
                                           lack of any material  adverse  change
                                           to  the  Explosives   Business,   the
                                           approval  of the  Asset  Sale  by the
                                           Company's shareholders, approval of a
                                           working line of credit, and obtaining
                                           consents of certain  third parties to
                                           the assignment of material  contracts
                                           of  the  Explosives  Business.   (See
                                           "Risk Factors:  Conditions to Closing
                                           of Sale of Explosives Business.")

Closing Date:                              If  the   sale   of  the   Explosives
                                           Business    is    approved   by   the
                                           shareholders, the Company anticipates
                                           consummating the transaction  shortly
                                           following  the Special  Meeting  (the
                                           "Closing Date"). If the Asset Sale is
                                           not  consummated  by June  30,  2001,
                                           either   party  may   terminate   the
                                           Purchase Agreement.

Termination:                               The   Purchase   Agreement   may   be
                                           terminated  prior to the Closing Date
                                           upon  the   occurrence   of   certain
                                           events,   including,    among   other
                                           things, (a) by mutual written consent
                                           of the parties; (b) by the Company or
                                           UEE if the Asset  Sale shall not have
                                           been  consummated  on or before  June
                                           30,  2001;  (c) by the Company or UEE
                                           if any governmental entity has issued
                                           a permanent injunction or prohibition
                                           of  the   transaction;   (d)  by  the
                                           Company  or  UEE  if  the   Company's
                                           shareholders   fail  to  approve  the
                                           transaction; (e) by the Company if it
                                           has   entered    into   a   "Superior
                                           Proposal," as that term is defined in
                                           the Purchase Agreement,  for the sale
                                           of the Company's Explosives Business,
                                           or  if  the   Company  or  the  Board
                                           approves  or  recommends  a "Superior
                                           Proposal,"  and  if the  Company  has
                                           complied with certain  provisions set
                                           forth  in  the   Purchase   Agreement
                                           regarding a "Superior  Proposal;" (f)
                                           by  UEE if the  Company  solicits  or
                                           commences negotiations  concerning an
                                           alternative acquisition proposal; (g)
                                           by  UEE  if   the   Company's   Board
                                           withdraws,   changes  or  refuses  to
                                           reaffirm   its    recommendation   to
                                           shareholders  to  approve  the  Asset

                                           Sale, or  recommends  an  alternative
                                           transaction to  shareholders;  (h) by
                                           UEE if discovery of an  environmental
                                           condition   within   the   Explosives
                                           Business occurs which could, in UEE's
                                           sole   opinion,    subject   UEE   to
                                           environmental              liability,
                                           investigation,  audit or  proceeding;
                                           (i) by UEE if the Company  shall have
                                           materially  breached its  obligations
                                           with    respect   to   a    "Superior
                                           Proposal," (j) if a "Material Adverse
                                           Effect," has occurred or is likely to
                                           occur, as that term is defined in the
                                           Purchase Agreement; and (k) by either
                                           party if the other  party  materially
                                           breaches   its   representations   or
                                           warranties  or fails to  perform  its
                                           covenants  or  agreements   and  such
                                           breach  continues  without cure for a
                                           period of 30 days after the breaching
                                           party's receipt of notice of breach.

Termination Fee:                           If   the   Purchase    Agreement   is
                                           terminated  as a  result  of  certain
                                           occurrences or reasons,  as set forth
                                           in the Purchase  Agreement,  then the
                                           Company  will be  obligated  to pay a
                                           termination  fee of  $200,000 to UEE,
                                           plus reimburse UEE for reasonable out
                                           of pocket  expenses  associated  with
                                           the   transaction,   not  to   exceed
                                           $500,000.

Potential Consequences of Terminating

The Purchase Agreement:                    If the Asset Sale is not consummated,
                                           the Company will  continue to conduct
                                           the  Explosives   Business  and  will
                                           re-evaluate  the ways in which it can
                                           seek to  maximize  the  value of this
                                           business. (See "Risk Factors.")

Financial Accounting Consequences:         The   Company   will    recognize   a
                                           financial    accounting    loss    of
                                           approximately  $5  million,   net  of
                                           expenses   and  a  tax   benefit   of
                                           approximately  $240,000.  The sale of
                                           the Explosives Business will not have
                                           a  tax   consequence  for  individual
                                           shareholders of the Company solely as
                                           a result of their share ownership.

Fairness Opinion:                          Christenberry Collet & Company,  Inc.
                                           ("CCCO"),  a  Kansas  City,  Missouri
                                           based  investment  banking firm,  was
                                           retained by the Company to provide an
                                           opinion  as to the  fairness,  from a
                                           financial   point  of  view,  of  the
                                           consideration  to be  received by the
                                           Company  in  the  Asset  Sale.  After
                                           reviewing  the  terms  of  the  Asset
                                           Sale,  the  Company,  the  Explosives
                                           Business,  the  explosives  industry,
                                           the Company's competitors,  and other
                                           factors,  CCCO  determined  that  the
                                           consideration    the   Company   will
                                           receive  in the Asset Sale is fair to
                                           the  Company's  shareholders  from  a
                                           financial  point of view.  A complete
                                           copy of CCCO's  opinion letter to the
                                           Board  is   attached  to  this  Proxy
                                           Statement as Exhibit C.

PROPOSAL 2:  CORPORATE NAME CHANGE

Reasons for the Corporate Name Change:     The assets  being sold to UEE include
                                           the  right  to use the  name  "Mining
                                           Services   International"   that   is
                                           associated    with   the    Company's
                                           explosives products and services.  As
                                           a consequence, the Purchase Agreement
                                           requires that the Company  change its
                                           corporate name in connection with the
                                           closing of the transaction. The Board
                                           proposes that the Company  change its
                                           corporate name to  "________________"
                                           upon consummation of the transaction.
                                           A copy of the  proposed  amendment to
                                           the     Company's     Articles     of
                                           Incorporation  is attached as Exhibit
                                           B to this Proxy Statement.

--------------------------------------------------------------------------------
                   SELECTED UNAUDITED PRO FORMA FINANCIAL DATA
--------------------------------------------------------------------------------

         The following table sets forth selected unaudited pro forma financial data as of and for the nine months ended September 30, 2000, and for the years ended December 31, 1999, 1998 and 1997, and summarizes the estimated pro forma effect of the sale of the Explosives Business on the Company's financial position and results of operations. The statement of operations data assumes that the Asset Sale occurred at the beginning of each of the respective periods and the balance sheet data assumes that the Asset Sale occurred on September 30, 2000. The pro forma data may not be indicative of the results of operations and financial position of the Company in the future, or as it might have been had the transaction been consummated on the respective dates assumed. The selected unaudited pro forma financial data should be read in conjunction with the Company's consolidated historical financial statements and Unaudited Pro Forma Consolidated Financial Information included elsewhere in this Proxy Statement.

Statement of Operations Data:


                                                               Pro Forma Giving Effect to
                                                              Sale of Explosives Business
                              ---------------------------------------------------------------------------------------------
                                 Nine Months Ended          Year Ended             Year Ended             Year Ended
                                 September 30, 2000      December 31, 1999     December 31, 1998      December 31, 1997
                              ---------------------------------------------------------------------------------------------

Total revenue                    $      1,872,000         $     2,980,000      $      5,201,000        $    6,827,000
                              ---------------------------------------------------------------------------------------------
Costs and expenses:
 Cost of sales                            107,000                  73,000               302,000               473,000
 General and administrative               498,000                 700,000               479,000               432,000
 Impairment of assets                           -                 776,000                     -                     -
                              ---------------------------------------------------------------------------------------------
Total costs and expenses                  605,000               1,549,000               781,000               905,000
                              ---------------------------------------------------------------------------------------------

Income before provision
 for income taxes                       1,267,000               1,431,000             4,420,000             5,922,000

Provision for income taxes               (423,000)               (533,000)           (1,554,000)           (1,473,000)
                              ---------------------------------------------------------------------------------------------

Extraordinary item                              -               1,599,000                     -                     -

Net income                       $        844,000         $     2,497,000       $     2,866,000        $    4,449,000
                              =============================================================================================

Earnings per common share
  Basic                          $           0.12         $          0.34       $          0.39        $         0.61
                              =============================================================================================
 Diluted                         $           0.12         $          0.34       $          0.38        $         0.58
                              =============================================================================================

Balance Sheet Data:
                                        As of
                                 September 30, 2000
                              -------------------------
 Total assets                    $      22,508,000
 Total liabilities               $       2,485,000
 Stockholders' equity            $      20,023,000

--------------------------------------------------------------------------------
                                  RISK FACTORS
--------------------------------------------------------------------------------

FOLLOWING THE ASSET SALE, THE COMPANY'S BUSINESS WILL HAVE A NARROWED FOCUS.

         The sale of the Explosives Business, if approved by the Company's shareholders, will significantly narrow the focus of the Company. Following the sale, the Company will be primarily dependent upon the results of its Cyanco joint venture. Cyanco is a 50/50 joint venture between the Company's wholly-owned subsidiary, Nevada Chemicals, Inc. ("Nevada Chemicals") and Degussa Huls Corporation. Cyanco manufactures and sells liquid sodium cyanide used in the extraction of gold from ore deposits in the western United States. While the Company believes that Cyanco is well positioned in its industry, the business of Cyanco is entirely dependent upon the gold mining industry, which has been severely depressed in recent years. In addition to Cyanco, the Company will also remain a joint venture partner with Chemicals Holding International in West Africa Chemicals. The Company has previously written off its investment in West Africa Chemicals for financial reporting purposes and currently recognizes income or loss only as cash is received or is distributed. Cash from the West Africa Chemicals joint venture has not been material to the Company's operations in the past and is not expected to be in the future. The Company is considering various strategic options with respect to West Africa Chemicals.

THE COMPANY WILL LACK MANAGEMENT, EMPLOYEES, AND INFRASTRUCTURE
FOLLOWING THE ASSET SALE.

         Upon consummation of the Asset Sale, the Company will have a dramatically reduced number of employees, including management employees. The Company's Cyanco joint venture will remain fully and independently staffed, and none of its employees, including its management, will be leaving to UEE as part of the sale of the Explosives Business. Dr. John T. Day, the Company's President and Chief Executive Officer, will remain in those capacities for the Company and also continue devoting significant time to the management of Cyanco's day-to-day operations. Dr. Day will, however, also serve as a consultant to UEE following the Asset Sale, and is expected to do so for three years. The time Dr. Day will have available to devote to the Company's management and operations will vary, depending upon the demands of the Company and UEE. Dr. Day will offset the salary he receives from the Company according to the time he spends consulting UEE. The remaining members of the Company's management and management of the Company's explosives subsidiaries in the United States will become employees of UEE. Those management team members who will become employees of UEE include:
Duane Moss, David Reddick, Dr. Douglas Later, Richard Clayton, Wade Newman, Mitchell Green and John O'Brien. (See "Terms of the Asset Purchase--Related Agreements.") Cyanco's management team and infrastructure will be unaffected by the transaction with UEE. Upon consummation of the Asset Sale, the Company will have significantly reduced its personnel to approximately three employees. Furthermore, the infrastructure to support the potential growth of the Company's business or to operate any business or investment that may be acquired by the Company in the future may need to be increased to the extent required by future developments.

THE COMPANY WILL FACE FUTURE STRATEGIC ISSUES.

         The Company believes that the proceeds from the sale of the Explosives Business may enable it to expand the business and operations of the Company through strategic partnering, product expansion, acquisition, investment or other long-term business strategies. However, there can be no assurance that the Company will be able to find any suitable opportunity to expand or grow its business, either internally or externally. (See "Proposal 1: The Asset Sale--Plans for the Company Subsequent to the Asset Sale.")

FOLLOWING THE ASSET SALE, THE COMPANY WILL BE PRIMARILY DEPENDENT ON A SINGLE PRODUCT.

         On completion of the sale of the Explosives Business, the Company will be largely dependent on the results of Cyanco's operations. This joint venture manufactures and sells sodium cyanide to the gold mining industry in the western United States. The use of sodium cyanide in gold mining leaching is subject to significant regulation as a result of environmental and health concerns. Changes to the regulatory framework, the development of alternative leaching methods, or changes in the cost of raw materials could materially adversely impact the volume and profitability of sodium cyanide sales and hence the results of operations of Cyanco and the Company. Immediately following the sale, the Company will be primarily dependent upon this business.

CYANCO IS ENTIRELY DEPENDENT UPON THE CYANIDE AND GOLD INDUSTRIES.

         The Company's Cyanco joint venture is dependent entirely upon the gold mining industry, because the sole use of the sodium cyanide Cyanco produces is in the mining of precious metals, primarily gold and silver. Gold prices, and therefore the gold mining industry, have been depressed for the last several years. Because the Company will be primarily relying upon Cyanco's results following the Asset Sale, general conditions in the gold mining industry will affect the Company's overall results much more directly than in the past. Continued depression, or further deterioration, in the gold mining industry may have material adverse effects upon the Company.

IF THE ASSET SALE IS NOT CONSUMMATED, THE COMPANY MAY NEED ADDITIONAL CAPITAL.

         If the sale of the Explosives Business is not consummated for any reason, the Company may require additional working capital in order to fund capital expenditures necessary for anticipated growth. The Company had $872,000 in cash and cash equivalents at September 30, 2000, which may be insufficient to allow the Company to successfully expand the Explosives Business. The Company would require additional capital in order to expand through acquisitions. The Company therefore expects that it may need to seek additional financing if the Asset Sale is not consummated. There can be no assurance that such financing would be available to the Company or, if available, could be obtained on terms acceptable to the Company.

THE FACTORS THAT HAVE NEGATIVELY AFFECTED THE EXPLOSIVES BUSINESS MAY CHANGE.

         The Company  has  entered  into the  agreement  to sell the  Explosives
Business to UEE based on current factors in the explosives industry. This industry may begin expanding in the future or competitive conditions in the industry may change in such a way as to make the Explosives Business attractive and profitable. If this occurs subsequent to the sale, the Company will no longer have an interest in the Explosives Business and will not be able to benefit from the improved conditions.

THERE ARE SEVERAL CONDITIONS TO THE CLOSING OF THE EXPLOSIVES BUSINESS SALE.

         There are several conditions precedent to the closing of the sale of the Explosives Business. Even if the sale is approved by the shareholders, there can be no assurance that all of the other conditions will be met or waived by the parties. In such event, the sale of the Explosives Business would not be completed. These conditions include: no material adverse change in the Company or the Explosives Business, continued operation of the Explosives Business in the ordinary course, approval from necessary governmental agencies, and approval of a working line of credit to UEE. An additional material condition to the closing of the transaction is the receipt of necessary third-party consents. There are many such third-party consents necessary in connection with the Asset Sale, some of which are of a crucial nature. The Company cannot guarantee that it will be successful in obtaining all such consents required for the closing to occur. (See "Proposal 1: The Asset Sale.")

NASDAQ MAY SEEK TO DELIST THE COMPANY'S STOCK FROM ITS MARKET.

         In the past, Nasdaq has taken the position that companies without active business operations do not meet its informal listing requirements. The Company believes that its active participation in the Cyanco and West Africa Chemicals joint ventures, and the leasing of its corporate office building, is sufficient to meet Nasdaq requirements. However, there can be no assurance that Nasdaq will not take the position that the Company is not actively engaged in business operations, and may therefore seek to delist the Company's common stock from the Nasdaq stock market. Additionally, if the trading price does not remain above one dollar, Nasdaq also may seek to delist the Company's common stock. Furthermore, the Company's largest shareholder, the BLA Trust, received its shares from a shareholder who had been the subject of Nasdaq disciplinary proceedings in the past, and as a consequence, had agreed to a voting trust with respect to such shares. The Company and the BLA Trust have agreed that the shares held by the BLA Trust are no longer subject to the voting trust and will be permitted to vote at the Special Meeting. In the event that Nasdaq objects to this agreement or initiates further inquiries or proceedings against the Company and the BLA Trust, the Company's common stock could also be in danger of delisting. If the Company's stock is delisted from Nasdaq for any reason, this could result in decreased investor interest in the stock and decreased information available about transactions in the stock, leading to reduced liquidity and perhaps reduced stock prices for the Company's shareholders.

THE USE OF THE PROCEEDS FROM THE ASSET SALE IS IN THE BOARD'S DISCRETION.

         The Company will receive $7.75 million in cash upon the closing of the transaction, and expects to receive more than $1,000,000 over five years in principal and interest payments pursuant to the Promissory Note. The use and application of these proceeds has not yet been determined by the Board. Any future decision may or may not require shareholder approval.

THE COMPANY'S OVERHEAD WILL BE SPREAD OVER A MUCH NARROWER REVENUE BASE.

         Following the Asset Sale, the Company's revenues for financial reporting purposes will be dramatically reduced. The Company's overhead and other administrative expenses will therefore be spread over a much smaller revenue base, causing overhead and administrative expenses to consume a disproportionately large amount of the Company's reduced revenue.

THE LOW STOCK PRICE OF THE COMPANY MAY RESULT IN UNSOLICITED ACQUISITION PROPOSALS.

         Immediately following the Asset Sale, and before any uses are made of the Proceeds, the Company will be holding cash and cash equivalents equal to approximately one dollar for every outstanding share of the Company's common stock. If the Company's stock price remains near the recent relatively low levels, the Company may become the subject of unsolicited acquisition proposals.

THE COMPANY MAY BE FOUND TO BE AN "INVESTMENT COMPANY" UNDER THE 1940 ACT.

         If the Company utilizes the proceeds from the Asset Sale to acquire investments interests, it may be determined to lack active business operations, due to the investments, joint venture interests and liquid assets that will then be its primarily holdings. Under the Investment Company Act of 1940, the Company may then fall within the definition of an "investment company" and therefore be subject to increased administrative filing burdens, costs and oversight.

THE COMPANY MAY BECOME LIABLE FOR CERTAIN AMOUNTS UNDER THE PURCHASE AGREEMENT.

         The Company is potentially liable to UEE for various amounts if certain representations and warranties the Company made in the Purchase Agreement prove to be incorrect, or if previously unknown facts which adversely affect the Explosives Business are discovered. The maximum amount for which the Company could potentially be liable for is $6,000,000, should such an event or events occur.

--------------------------------------------------------------------------------
                           PROPOSAL 1: THE ASSET SALE
--------------------------------------------------------------------------------

BACKGROUND AND REASONS FOR THE ASSET SALE

         The Board and the Company's management have been evaluating the operations and business of the Company and quantifying the potential and prospects associated with each of its holdings. The Company has taken significant steps to prepare both the sodium cyanide and explosives businesses as platforms for growth and to take advantage of industry opportunities. The explosives business has been focused on international niches, expanding the products offered to include packaged explosives and accessories and to position its domestic and North American businesses so that it can effectively compete in the long run.

         Management believes that the explosives services, sales and supply industry is a mature market dominated by competitors much larger than the Company, including Orica, Dyno Nobel, UEE and Austin Powder. Management of the Company believes that the growth of the Explosives Business must come primarily from increasing its market share in the future. In order to accomplish this, management believes that the Company would need to be substantially larger to compete effectively and would need to continue making significant investments in capital assets, such as plants and equipment, and developing new products. The Company also sees opportunities for growth and development in the sodium cyanide business. Given the need for profitable performance combined with the high cost of acquiring capital assets and new product development, management concluded that maximum value for the shareholders in both the short- and long-term could be realized through the sale of the Explosives Business to an entity engaged in the industry with an established capital infrastructure and a more significant presence in the marketplace, thus allowing the Company to more appropriately refocus the cash generated by the sodium cyanide business. Consequently, the Company contacted, and was contacted by, various domestic- and foreign-based companies engaged in the explosives industry in order to gauge the interest in acquiring the Company's Explosives Business, or otherwise developing a long-term strategic relationship or merger opportunity.

         This investigation resulted in preliminary discussions with a number of companies, of which two were of sufficient interest for the Company to seriously pursue. Both companies participated in a due diligence process resulting in firm proposals regarding a business combination or sale being negotiated. Based on the certainty of the offers, the value to be realized by the Company, the time to close the proposed transactions, and the need to relocate (or not) the business in late spring of 2000, the Board decided to proceed with UEE and provided it with an exclusive look on the Company and an exclusive period in which to negotiate the transaction. During this exclusive period, the Board retained the right to evaluate any proposals extended to it with respect to the Explosives Business, but agreed not to solicit any such proposals. No proposals superior to the terms of the transaction with UEE were received. With respect to the terms of the transaction with UEE, the Board concluded that UEE's offer was financially superior, assumed continuation of employment for the Company's employees, and allowed the Company to redirect the cash provided by the sodium cyanide business, all of which were attractive factors to the Board. Following various extensions of the exclusive negotiation period, the Company and UEE ultimately reached a final agreement, which was signed on November 30, 2000. Once certain escrow requirements related to the transaction were fulfilled, the agreement was publicly announced on December 13, 2000.

         Management of the Company was able to successfully negotiate the terms of the Purchase Agreement with UEE for a payment at closing of $7.75 million (subject to certain adjustments as discussed under "Terms of the Asset Purchase" below), assumption by UEE of a $1,000,000 note payable to the Company over five years plus the assumption or payment of essentially all of the liabilities associated with the Explosives Business, which as of September 30, 2000 totaled approximately $9.9 million, not including the liabilities of TBS or any entities being purchased by UEE which are accounted for under the equity method.

         The Company's West Africa Chemicals explosives operations will not be sold to UEE. West Africa Chemicals provides explosives services and supplies in Ghana, Africa. The Company is unable to sell its West Africa Chemicals interest to UEE in the Asset Sale due to restrictions with the Company's joint venture partner, which has refused to consent to the transfer of the Company's interest. The Company is evaluating whether it would be more beneficial to continue, sell or discontinue this operation, subject to compliance with its joint venture agreements. (See "Business of the Company--West Africa Chemicals Joint Venture Interest.")

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board has determined that the terms of the Purchase Agreement and the Asset Sale are advisable and fair and in the best interests of the Company and its shareholders and have unanimously approved the Purchase Agreement and the transactions contemplated thereby. In reaching its decision to approve the sale of the Explosives Business to UEE, the Board considered the following factors:

                   (a) The competitive position of UEE that permits it to acquire the Explosives Business for the purchase price and fulfill the terms and payments under the Promissory Note;

                   (b) The terms of the transaction  with UEE as compared to the
         discussions  and  negotiations   with  other  entities   regarding  the
         Explosives Business or the Company;

                   (c) UEE's commitment to retain all of the Explosives Business employees and to lease the majority of the Company's corporate office building;

                   (d) The fact that other alternatives available to the Company to achieve its strategic objectives, such as expanding the business through acquisition or expansion, were limited in light of the Company's liquidity and capital requirements and the availability of necessary financing;

                   (e) The determination by the Board that the financial terms of the Purchase Agreement are fair;

                   (f) The use of cash generated by this transaction and by the ongoing sodium cyanide business may prove to be an attractive alternative in building the business of the Company rather than continuing the investment in explosives; and

                   (g)  The  investment   interest  in  the  public  market  for
         companies engaged in the explosives industry does not provide a readily available source of funding for growth at the present time.

         In approving the sale of the Explosives Business, the Board also considered certain negative aspects of the proposed transaction, including the following:

                   (a) The  fact  that  the  Company  has  expended  significant resources in preparing the Explosives Business for growth and development which has not been fully achieved due to the current industry downturn;

                   (b) The possibility that the explosives industry could expand or that competitive factors in the explosives industry could change in such a way as to favor the Explosives Business at a time at which the Company no longer held an interest in that business;

                   (c) The uncertainty that exists as to whether the Company will be able to utilize the proceeds from the Asset Sale to increase shareholder value and provide ongoing liquidity for the Common Stock;

                   (d) Due to the decreased size of the Company, the uncertainty of whether the Company will continue to be qualified to trade on the national market of Nasdaq;

                   (e) The fact that $1,000,000 of the proceeds is payable by way of the Promissory Note which can be offset by obligations to UEE arising out of uncollected receivables or the Company's indemnification obligations;

                   (f) The fact that the sale of the Explosives Business will result in nearly all of the Company's current management team leaving the Company and becoming employees of UEE;

                   (g) The fact that in connection with most of the management team members leaving the Company and becoming employees of UEE, and to induce such management employees to become employees of UEE in order to facilitate the sale of the Explosives Business, the Company has agreed to purchase an aggregate of 101,191 shares of the Company's common stock held by such management employees for above market prices on consummation of the Asset Sale. (See "Terms of the Asset Purchase--Related Agreements.")

         After considering the matter, including the factors described above, the Board unanimously determined that the Purchase Agreement and the Asset Sale are advisable and fair and in the best interests of the Company and its shareholders. This discussion of the information and factors considered and given weight by the Board is not intended to be exhaustive, but is believed to include all material factors considered by the Board. In reaching the determination to approve and recommend the Purchase Agreement, the Board did not assign any relative or specific weight to the foregoing factors, and individual directors may have given differing weights to different factors.

PLANS FOR THE COMPANY SUBSEQUENT TO THE ASSET SALE

         Following the Asset Sale, the Company will continue to own its Cyanco joint venture interest and will focus its attention and resources primarily to Cyanco's operations. Cyanco is expected to be unaffected by the Asset Sale, and will continue to own its technology and all its other assets. Cyanco is a joint venture with Degussa Huls Corporation, in which the Company has a 50% interest, held by the Company's wholly-owned subsidiary, Nevada Chemicals. In connection with the Company's role in the management and operation of Cyanco, the Company receives a management fee equal to 1 1/2% of Cyanco's annual gross sales. The Company is also credited with a 50% share of Cyanco's net operations. In accordance with generally accepted accounting principles, the Company's financial reporting of Cyanco is on an equity basis. The Company therefore reports as income its 50% share in the net profits of Cyanco. See ("Management's Discussion and Analysis of Financial Condition and Results of Operations.") Cyanco produces liquid sodium cyanide for use in the extraction of gold from ore deposits in the western United States. (See "Business of the Company.") The Company will also be retaining its interest in West Africa Chemicals, a joint venture that has explosives operations in Ghana, Africa. The Company will be evaluating its West Africa Chemicals interest and exploring available options with respect to it.

         The application of the proceeds received from the Asset Sale has not yet been determined. Amounts received will be retained by the Company and invested in short-term securities, during which time the Board will evaluate strategic alternatives regarding the use of the proceeds. The proceeds may be used for one or more possible alternatives, including expansion, acquisition, redemption of stock, dividends, or working capital. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations.")

TERMS OF THE ASSET SALE

         The following is a summary of the material aspects of the Purchase Agreement and is qualified in its entirety by the terms of the Purchase Agreement included with this Proxy Statement as Exhibit A.

Sale of Assets

         Under the terms of the Purchase Agreement, the Company will sell to UEE essentially all of the assets and operations associated with the Explosives Business, other than the Company's West Africa Chemicals joint venture interest. Included in the sale will be the manufacturing facilities of the Company and its various patents, technology, contract rights, customers, license agreements, and know-how with respect to the design, manufacturing, and marketing of explosives products and services. The Company will also transfer all cash, cash equivalents, inventory, sales orders, accounts receivable, and operating records associated with the Explosive Business to UEE. The name "Mining Services International," which has traditionally been associated with the Company's explosives operations will also be included. UEE will assume essentially all of the liabilities of the Company associated with the Explosives Business in the approximate amount of $9.9 million, not including the consolidated liabilities of the Company's majority-owned subsidiary Tennessee Blasting Services, and also not including the liabilities of those entities being acquired by UEE which are accounted for under the equity method.

         The Company will retain its Cyanco joint venture interest, the Company's West Africa Chemicals joint venture interest, certain items of office equipment, furniture and fixtures, the real estate and accompanying buildings in Sandy, Utah, currently used as the Company's corporate offices (which will be leased to UEE following the Asset Sale), the Company's tax refunds, certain of the Company's receivables, assets of the Company that are not used primarily by the Explosives Business, and other various items that are immaterial in nature. The Company will retain its 401(k) plan and all tax liabilities and refunds from its subsidiaries, except for those associated with Turon-MSI. The Company's partially self-funded health insurance plan and other accrued benefits of the Explosives Business employees will be assigned to UEE in connection with the Asset Sale. The Company will retain the liabilities associated with the Company's remaining employees and the employees of Cyanco under its partially self-funded health insurance plan. The Company will also retain the liabilities that are not associated with the Explosive Business in the approximate amount of $2.485 million, consisting primarily of a deferred tax liability of $2.045 million.

         In connection with the closing of the Asset Sale, the Company will terminate all of the employees associated with the Explosives Business. However, UEE has agreed to make employment offers to all of such employees, with the intent of maintaining similar salaries and benefits following the Asset Sale. Consequently, it is anticipated that essentially all of the Company's employees working with the Explosives Business will become employees of UEE and will continue to perform essentially the same functions that they currently perform in connection with the Explosives Business, which will minimize the potential obligation and exposure of the Company with respect to the employee terminations. Dr. John T. Day, the Company's President and Chief Executive Officer, will remain with the Company in those capacities, but will also serve as a consultant to UEE, for what is expected to be a term of three years. Dr. Day believes that he will have sufficient time available to him to manage the Company and its remaining operations. As one of the material terms of the transaction required by UEE, the remainder of the Company's management team, and of its United States wholly-owned subsidiaries, have agreed to become employees and investors in the newly formed subsidiary, UEE-MSI, that will acquire the Explosives Business. These include Duane Moss, senior vice-president and general counsel to the Company; David Reddick, vice president and director of operations; Dr. Douglas Later, vice-president in charge of research and development; Richard Clayton, vice president and director of marketing; Wade Newman, chief financial officer; Mitchell Green, president of Green Mountain Explosives; and John O'Brien, president of O'Brien Design Associates.

Explosives Business Assets and Interests

         The assets being sold to UEE include cash, receivables, inventory, prepaid expenses, fixed assets, land and improvements, and intangible assets associated with the Explosives Business. The real property and buildings being sold are currently held by the Company's wholly-owned subsidiaries, Green Mountain Explosives and O'Brien Design Associates, which own real property and land in New Hampshire and Rhode Island, respectively. UEE will acquire all of the assets and specified operating liabilities of Green Mountain Explosives and O'Brien Design Associates, but the two entities will remain as non-operating subsidiaries of the Company. The Company's majority-owned interest in Tennessee Blasting Services, LLC is included in the sale to UEE; Tennessee Blasting Services has explosives operations in Tennessee and surrounding areas.

         UEE will also acquire all of the Company's foreign subsidiaries and joint venture interests other than the Company's interest in West Africa Chemicals. The entities and interests being sold to UEE represent explosives operations in Colombia, Russia, and Uzbekistan, as well as entities engaged in activities that support its explosives operations.

Assumed Liabilities

         UEE will assume all liabilities reflected on the June 30, 2000, balance sheet of MSI associated with the Explosives Business being transferred and all liabilities arising subsequent to June 30, 2000, in the ordinary course of conducting the Explosives Business. These liabilities include accounts payable and certain other accrued liabilities associated with the Explosives Business. In addition, UEE will assume the obligations of the Company under the terms of all contracts transferred to UEE in connection with the Explosives Business, including its obligations under leases with respect to leased equipment, real property and buildings, all guaranties associated with the Explosives Business, and all liabilities from commitments, quotes, and bids made in connection with the Explosives Business. UEE will also assume an aggregate of $40,000 of warranty work with respect to products previously sold by the Company. The Company must pay for any warranty claims over this amount. UEE is also assuming the $700,000 liability associated with a deferred compensation plan covering members of the Company's current management team. (See "Related Agreements.") UEE will also assume the obligation to repay $1 million advanced internally by MSI to the Explosives Business. This promissory note will bear interest at 8-1/2% per annum and be payable over a five year period. The total amount of direct liabilities to be assumed by UEE totaled approximately $9.9 million as of September 30, 2000 (does not include TBS liabilities or liabilities of the entities being purchased by UEE which are accounted for under the equity method), plus the $1 million promissory note payable to the Company.

         The Company will continue to have responsibility for all liabilities associated with the Explosives Business not transferred to UEE. In addition, the Company will be responsible for all contingent liabilities not reflected on the Company's balance sheets. Included within these retained liabilities are liabilities associated with the Company's Cyanco and West Africa Chemicals joint ventures, certain liabilities that may prove unassignable to, or uncollectable by, UEE, any liabilities under purchase agreements associated with the Company's purchase of certain other entities, potential environmental, insurance and tax liabilities, potential tort or product liabilities, certain potential liabilities with respect to employees, encumbrances on certain assets, and any potential liabilities associated with litigation matters brought against the Company. The liabilities reflected on the Company's balance sheet that will be retained by the Company totaled approximately $2.485 million at September 30, 2000, of which approximately $2.045 represented an entry for deferred income taxes.

The Purchase Price

         The purchase price UEE will pay for the Explosives Business will include a cash payment to be made on the Closing Date of $7.75 million, payment by UEE to the Company of the $1,000,000 Promissory Note with interest over five years, and assumption by UEE of approximately $9.9 million of the Company's direct liabilities (as of September 30, 2000). This liability amount does not include the liabilities of TBS or the Company's entities being purchased by UEE which are accounted for under the equity method. The Promissory Note will bear interest at 8 1/2% per annum, and will be paid in annual installments of principal and interest. The obligation of UEE under the terms of this note may be offset by any amounts due to UEE from MSI as a result of a purchase price adjustment or a MSI indemnification obligation under the terms of the agreement.

         The purchase price is subject to two potential adjustments based on a target value of $11,514,709 in net assets associated with the Explosives Business. Subsequent to the closing, the parties will prepare a balance sheet for the Explosives Business, reflecting the assets and liabilities transferred to UEE in accordance with generally acceptable accounting principles, except no depreciation or amortization subsequent to June 30, 2000, will be reflected. In the event that the net assets (assets minus liabilities) are less than $11,114,709, the purchase price shall be reduced on a dollar for dollar basis. This amount is immediately payable to UEE. There is no provision for an upward adjustment of the purchase price in the event that the net assets exceed $11,114,709. The Company does not currently expect this adjustment to be material.

         The second potential adjustment is based on the collection of accounts receivable transferred to UEE. In the event that UEE has been unable to collect the accounts receivable, less an agreed to reserve of $153,000, within 260 days of closing, UEE may reassign such accounts receivable to the Company and the purchase price will be reduced on a dollar for dollar basis. Based on its historical experience with accounts receivable, the Company does not currently expect this adjustment to be material.

         Within sixty days following the Closing Date, the Company must provide to UEE a statement of the net asset value of the Explosives Business as of the Closing Date, prepared by itself and independent auditors. If a dispute arises with respect to this net asset value statement the matter will be submitted for resolution to a mutually agreeable independent accounting firm for resolution. Based on the preliminary financials currently available to it, management of the Company does not believe that the purchase price adjustment based on the net asset value at the Closing Date will be material. These preliminary numbers are, however, subject to change. If the Company is responsible to UEE for any amounts according to the foregoing, it must pay UEE within twenty days of the definitive resolution of the issue. Similar procedures apply to the uncollectable accounts receivable calculation and any subsequent offset of the Promissory Note.

Closing

         The Asset Sale will be consummated only if the Purchase Agreement is approved and adopted by the requisite votes of the holders of the Common Stock. The closing of the transaction contemplated by the Purchase Agreement also is subject to the satisfaction of certain other conditions specified in the Purchase Agreement, unless such conditions are waived by the party in whose favor the condition runs (to the extent such waiver is permitted by law). The failure of any such condition to be satisfied, if not waived, would prevent consummation of the transaction.

         The  obligations  of UEE to  consummate  the  Asset  Sale  and  related transactions are subject to satisfaction of, among others, the following conditions: (i) the representations and warranties of the Company contained in the Purchase Agreement will be true and correct in all material respects as of the Closing Date; (ii) the Company will have performed and complied with all of its covenants under the Purchase Agreement in all material respects through the closing; (iii) the Company will have procured all required third-party consents;
(iv) there shall have been no material adverse change in the business, property, operations, financial condition, or business relationships of the Company; (v) no action, suit, or proceeding will be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would prevent or prohibit consummation of any of the transactions contemplated by the Purchase Agreement, impose any material limitations on UEE's right to purchase or own some or all of the assets; (vi) the Company will have delivered to UEE a certificate to the effect that each of the conditions specified in (i), (ii), (iii) and (iv) above is satisfied in all respects; (vii) all actions to be taken by the Company in connection with consummation of the transactions contemplated by the Purchase Agreement and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated by the Purchase Agreement will be reasonably satisfactory in form and substance to UEE; (viii) the shareholders of the Company shall have approved the transaction; (ix) the parties shall have entered into a lease with respect to the Company's corporate office building;
(x) UEE shall have received an adequate opinion from the Company's counsel; (xi) a line of credit reasonably acceptable to UEE shall have been procured; (xii) the Company shall have entered into a license agreement with Bulk Mining Explosives with reasonably acceptable terms; (xiii) required certificates relating to non-foreign status and tax matters shall have been received by UEE;
(xiv) the parties shall have resolved the business conflict regarding the Company's O'Brien Design Associates subsidiary; (xv) the Company shall have changed its corporate name in a manner acceptable to UEE; and (xvi) UEE shall have completed a due diligence review that does not reveal any facts, developments or circumstances that cause or would be reasonably likely to cause a material adverse effect upon the Explosives Business.

         The obligations of the Company to consummate the transactions to be performed by it in connection with the closing are subject to satisfaction of the following conditions, among others: (i) the representations and warranties of UEE contained in the Purchase Agreement will be true and correct in all material respects as of the Closing Date; (ii) UEE will have performed and complied with all of its covenants under the Purchase Agreement in all material respects through the closing; (iii) no action, suit, or proceeding will be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would prevent consummation of any of the transactions contemplated by the Purchase Agreement; (iv) UEE will have delivered to the Company a certificate to the effect that each of the conditions specified in (i) and (ii) above is satisfied in all respects; (v) the transactions contemplated by the Purchase Agreement will be approved by the Company's shareholders; (vi) all necessary consents and approvals shall have been received; (vii) the Company shall have been relieved from its line of credit obligations; (viii) the resolution of the business conflict regarding the Company's O'Brien Design

Associates subsidiary shall be acceptable to the Company; (ix) UEE shall have guaranteed the payment of the Promissory Note; and (x) the parties shall have entered into a lease with respect to the Company's corporate office building.

Related Agreements

         In connection with the Purchase Agreement, the parties also agreed to enter into a lease agreement upon the closing of the transaction. Under the provisions of the lease, the Company will lease its corporate facilities in Sandy, Utah to UEE. The lease will be for one year, with an option for an additional year, at a rent based on the rents paid for like properties in the area.

         As a material term of the Asset Sale, UEE required that an acceptable minimum number of the Company's current management team become employees of UEE. As an incentive for such management team members to do so, and to thereby facilitate the Asset Sale, the Company agreed to enter into a deferred compensation plan whereby management level employees who agreed to become employees of UEE would receive certain deferred compensation amounts upon fulfilling the terms of such plan, including employment with UEE for a certain period of time. In connection with the Asset Sale and the deferred compensation plan, the following eight management team members of the Company are eligible to collectively receive $700,000 upon the satisfaction of the terms and conditions of the deferred compensation plan: Dr. John Day, Duane Moss, David Reddick, Dr. Douglas Later, Richard Clayton, Wade Newman, Mitchell Green and John O'Brien. Except for Dr. Day, each of the above managers has agreed to become an employee of UEE (excepting Dr. Day, each a "Manager," and collectively the "Managers"). Dr. Day will remain an employee of the Company and will not be an employee of UEE, but will have a consulting arrangement with UEE. In connection with the Asset Sale, UEE has agreed to assume all amounts determined to be payable under the deferred compensation plan. The Company has no potential liability under such plan (including the amount allocated to Dr. Day), whether or not the Asset Sale is ultimately consummated.

         The Managers will also become investors in UEE-MSI, UEE's newly-formed explosives subsidiary, satisfying another of UEE's requirements of the Asset Sale. The Managers retained an investment advisor to assist them in analyzing their potential investment in UEE-MSI. UEE paid the fees of the investment advisor, which fees were not dependent on whether or not the Managers invested. Each Manager will make an investment consisting of cash, a recourse and/or non-recourse note, and the forgiveness of the amount due to the Manager under the deferred compensation plan assumed by UEE. The portion allocable to Dr. Day in the deferred compensation plan is not being applied to an ownership interest in UEE's new explosives company and Dr. Day will not be an equity holder in UEE-MSI.

         As an inducement to the Managers to become employees of UEE and investors in the new UEE explosives company, and in order to facilitate the consummation of the Asset Sale and satisfy terms set by UEE, the Board has agreed that the Company will purchase shares of the Company's common stock owned by five of the Managers (Mr. Moss, Mr. Reddick, Dr. Later, Mr. Newman and Mr. Green) for four dollars ($4) per share, upon the closing of the Asset Sale. The board determined that the $4 price was acceptable, despite the lower trading price in the market, in part because of the rights to employment benefits and stock options waived by the Managers as set forth below. The purchase of the shares will result in an aggregate payment of $238,728 for 59,682 shares of the Company's common stock held by these five Managers. Furthermore, the Board has agreed that the 13,500 shares of the Common Stock owned by Mr. Clayton will be exchanged in forgiveness of the $58,000 of principal amount he owes the Company, pursuant to a loan the Company provided to him in 1998. Mr. Clayton will remain responsible for the interest accrued and owing on such loan. In the case of Mr. O'Brien, the Company will purchase his 28,009 shares of common stock for nine dollars and ninety-two cents ($9.92) per share, according to an obligation of the Company undertaken in connection with the Company's purchase of O'Brien Design Associates in 1998 from Mr. O'Brien and his wife, Martha O'Brien.

         Each of the Managers has entered into an agreement with the Company that releases the Company from substantially all obligations subsequent to the Asset Sale that any Manager may be entitled to from the Company, including: all compensation, future participation in the Company's employee benefit plans, stock option agreements, and any potential claims to which the Managers may otherwise be entitled with respect to their employment with the Company. These rights will be waived without additional consideration.

         Dr. John Day will enter into a three-year consulting agreement with UEE to provide technical and international business development services. Under the terms of the agreement, Dr. Day will initially provide from approximately 77 to 123 hours of time to UEE on a monthly basis, decreasing to approximately 77 hours per month by the end of the three-year term. Dr. Day will receive a monthly fee based on the time he spends consulting for UEE, which is expected to range from $9,250 to $14,900. Dr. Day believes that he will have sufficient time available to manage the Company and its remaining business operations. Dr. Day will be paid a deferred compensation amount by UEE of $50,000 on the first anniversary of the consulting agreement, $50,000 on the second anniversary, and $75,000 on the third anniversary. Dr. Day will be prohibited from engaging in business competitive to that of UEE during the term of the consulting agreement, and for two years after its termination. Dr. Day and the Company will, however, be permitted to continue operating and owning the Company's West Africa Chemicals joint venture, in the manner such operations are now being conducted.

         Shareholders of the Company holding an aggregate of 46% of the issued and outstanding stock entered into stockholder agreements with UEE pursuant to which they agreed to vote in favor of the proposals of management. Each of the shareholders agreed not to sell or transfer shares subject to the agreements, except in accordance with the terms of the agreements. The shareholders also agreed not to respond to inquiries with respect to competing proposals.

Representations and Warranties

         The Purchase Agreement contains various representations and warranties. Both the Company and UEE make representations concerning (i) the due organization, authority, and power of the parties and similar corporate matters;
(ii) the authorization, execution, delivery, and enforceability of the Purchase Agreement; (iii) the lack of conflicts under charters or bylaws or violations of agreements or laws as a result of the transaction; (iv) the lack of any agreements with finders; and (v) the accuracy of the information supplied by the parties. UEE also represents that it has access to sufficient funds to complete the transaction. The Company additionally provides representation with respect to (i) the accuracy and completeness of financial information; (ii) absence of adverse changes to the Explosives Business; (iii) the extent of the liabilities associated with the Explosives Business; (iv) the insurance carried by the Company with respect to the Explosives Business; (v) the completeness and accuracy of previous tax filings; (vi) real property matters; (vii) certain environmental matters; (viii) the Company's title to the assets being transferred and the condition of such assets; (ix) the continued viability of the contracts being assigned; (x) the leases being assigned; (xi) the quality of the inventory and accounts receivable being assigned; (xii) labor matters and employee benefit plans; (xiii) the transactions with affiliated persons; (xiv) the current status and pay scale of employees associated with the Explosives Business; (xv) the intellectual property being transferred; (xvi) litigation and other claims against the Company; and (xvii) the availability of necessary permits to conduct the Explosives Business, the compliance of the Company with laws applicable to the Explosives Business, and (xviii) the adequacy of the books and records associated with the Explosives Business.

Operations of the Company Prior to Closing

         The Company has agreed to continue to conduct the Explosives Business of the Company in the ordinary course and in accordance with certain restrictions set forth in the Purchase Agreement. The Company is obligated to use commercially reasonable efforts to preserve its business organization, customers, suppliers, and employees, to maintain necessary permits, and preserve its intellectual property. Among other things, the Company has agreed that except as otherwise expressly provided by the Purchase Agreement, or as UEE may otherwise consent to in writing, the Company shall not engage in any activity or enter into any transaction outside of the ordinary and usual course of the Company's business or which would be inconsistent with the Company's past practice or with the terms of the Purchase Agreement or which would render inaccurate as of the Closing Date any of the representations and warranties set forth in the Purchase Agreement as if such representations and warranties were made at and as of the Closing Date. The Company is prohibited from incurring short-term debt in excess of $50,000, materially modifying its contracts, changing its compensation arrangements, terminating insurance coverage or taking other actions that may adversely affect the business.

No Shop Provision

         The Purchase Agreement provides for the Company to recommend that shareholders approve the sale of the Explosives Business to UEE, unless the Company receives an unsolicited offer to acquire the Explosives Business that, in the good faith opinion of the Board, is superior to the terms of the transaction negotiated with UEE. The Company is prohibited from soliciting, and has agreed not to permit its officers or advisors to solicit any offers, engage in negotiations, or provide information to any other potential purchaser of the Explosives Business unless it receives an offer that is better than the terms of the transaction with UEE.

         In the event that the Company receives such an unsolicited "superior proposal," the Board, pursuant to its fiduciary obligation to seek the best value for the shareholders, would consider such offer and, if the final terms of such offer were superior to those made by UEE, taking into account the UEE termination fee, would recommend such offer to the shareholders. Absent receipt of a superior offer, the Board has agreed to continue to recommend the sale of the Explosives Business to UEE on the terms set forth in the Purchase Agreement. If the Purchase Agreement is terminated because the Board withdraws its recommendation of the sale of the Explosives Business to UEE, recommends or announces a neutral position with respect to a competing acquisition proposal, or refuses to reaffirm its approval and recommendation of the Asset Sale, the Company would be obligated to pay a termination fee to UEE of $200,000, plus reimburse UEE up to $500,000 for expenses associated with the transaction.

Non-Competition Obligations

         Except for continued ownership in the Company's West Africa Chemicals joint venture, the Company has agreed that in connection with the sale of the Explosives Business to UEE, it will not directly or indirectly own, manage, control, or participate in the ownership management or control of, or be otherwise affiliated with any business that competes with the Explosives Business for a period of seven years after the Closing Date. In addition, for a period of two years following the Closing Date, the Company has agreed not to solicit or attempt to employ any employee of the Explosives Business.

Termination of the Purchase Agreement

         The Purchase Agreement may be terminated under any of the following circumstances:

                   (a) Upon the mutual consent of all parties;

                   (b) By UEE or the Company if any order to restrain, enjoin or otherwise prevent the consummation of the Purchase Agreement shall have been entered or, on the Closing Date, there is any pending or threatened litigation in any court, or any proceeding by or before any governmental body, with a view to seeking to restrain or prohibit consummation of the Purchase Agreement or in which damages are sought in connection with the Purchase Agreement, or if any investigation by any governmental body is pending or threatened which might result in any such litigation or other proceeding;

                   (c) By either party if the transactions contemplated by the Purchase Agreement have not been consummated by June 30, 2001, provided that the terminating party is not then in material default under the terms of the Purchase Agreement;

                   (d) By either party, upon written notice to the other, that the Company's shareholders have failed to approve the Asset Sale at the Special Meeting;

                   (e) By UEE, upon written notice to the Company, if (i) the Company has breached any representation, warranty, or covenant contained in the Purchase Agreement in any material respect and the breach has continued without cure for a period of thirty (30) days after notice of breach; (ii) the Board withdraws or modifies in any manner adverse to UEE its recommendation of the transactions contemplated by the Purchase Agreement due to the Company entering into an agreement with respect to a competing proposal; (iii) the Company has materially breached its obligations under the "no shop" provision;
         (iv) discovery of an environmental condition within the Explosives Business occurs which could, in UEE's sole opinion, subject UEE to environmental liability, investigation, audit or proceeding; and (v) a

         "Material Adverse Effect" has occurred or is likely to occur, as that term is defined in the Purchase Agreement; and

                   (f) By the Company, upon written notice to UEE, if UEE has breached any representation, warranty, or covenant contained in the Purchase Agreement in any material respect and the breach has continued without cure for a period of thirty (30) days after notice of breach, or if the Company has entered into an agreement with respect to a "superior proposal," or if the Board has recommended or approved a "superior proposal," and the Company has complied with the notice requirements of the "no shop" provision in the Purchase Agreement and the Company pays the termination fee, as detailed below.

Termination Fee

         If the Purchase Agreement is terminated by UEE due to the Company's breach of the "no shop" and "superior proposal" provisions of the Purchase Agreement, as detailed above, or if the Company enters into an agreement with respect to a superior proposal, or the Board approves or recommends a superior proposal, the Company will be obligated to pay UEE a termination fee of $200,000 and to reimburse UEE up to $500,000 for costs and expenses incurred by UEE in connection with the negotiation and execution of the Purchase Agreement and other costs of the transaction. If the Company's shareholders fail to approve the Asset Sale at the Special Meeting, and there is an acquisition proposal pending at the time of the Special Meeting, the Company will also be required to pay such termination fees.

Indemnification; Survival of Representations and Warranties

         Pursuant to the terms of the Purchase Agreement, the Company has agreed to indemnify UEE and its affiliates from and against any and all losses, liabilities, damages, judgments, settlements and expenses (including interest and penalties recovered by a third party and reasonable attorneys' and accountants' fees and expenses) whatsoever arising out of, attributable to, resulting from, or incurred with respect to (a) any breach by the Company of its representations and warranties in the Purchase Agreement; (b) any events, circumstances or conditions leading to environmental liability; (c) any breach by the Company of the surviving covenants or breach of any covenant prior to the Closing; (d) tax liability of the Explosives Business attributable to pre-closing or straddle periods, or due to breach or inaccuracy by the Company; and (e) any withdrawal liability under ERISA.

         The Company is liable under the indemnification provisions only when UEE has suffered losses exceeding $50,000, after which the Company is liable for all of UEE's losses, including the first $50,000. No indemnification related to the representations and warranties regarding the foreign subsidiaries sold by the Company shall exceed $500,000 with respect to each of Cayman Mining Services and Eastern Mining Services. There is no indemnification liability for losses or tax liabilities associated with the Company's Turon-MSI joint venture. The Company's total indemnification liability with respect to the representations and warranties in the Purchase Agreement is capped at $6,000,000. The indemnification obligations under the Purchase Agreement survive the Closing. Under the terms of the agreement, any indemnification obligation the Company may have to UEE can be offset against amounts due to the Company from UEE under the promissory note in the principal amount of $1 million.

         Except for covenants, agreements and indemnification matters that contemplate survival following the Closing, and the following list of specific representations and warranties which survive forever, the representations and warranties and the covenants and agreements set forth in the Purchase Agreement survive until April 30, 2002: authorization of the Company to enter into the transaction with UEE, the binding effect of the Purchase Agreement, the Company's possession of good title to all items transferred, environmental matters, all tax matters, ownership and possession of shares of the Company's subsidiaries and good title transfer of those shares, and broker's and finder's fees matters.

Expenses

         In  connection   with  the   preparation   of  this  Proxy   Statement,
solicitation of proxies, and closing of the Asset Sale, the Company expects to incur the following estimated expenses:

                  Legal fees and expenses                       $  150,000
                  Accounting fees and expenses                      35,000
                  Fairness Opinion and Appraisals                   50,000
                  Printing, mailing, and solicitation costs         35,000
                  Other                                             25,000
                                                                ----------
                                                                $  295,000

         All such expenses will be paid by the Company from cash reserves available to it.

RIGHTS OF EXECUTIVES

         Following the Asset Sale, Dr. Day will continue as an employee of the Company, and will be covered by a contract with respect to such employment. All of the benefits Dr. Day currently is entitled to in connection with his employment will also remain in force. Dr. Day and the Board will agree upon a satisfactory offset to the compensation he receives as an employee of the Company, with respect to the time that he spends consulting UEE following the sale of the Explosives Business.

INTEREST OF MANAGEMENT OR DIRECTORS IN ASSET SALE

         The Managers and Dr. Day have various interests in the Asset Sale. These interests are fully explained above in "Related Agreements."

ACCOUNTING TREATMENT OF THE ASSET SALE

         The Asset Sale will be reflected on the Company's financial statements as a sale of the explosives assets and certain joint venture interests of the Company associated with its explosives business and assumption by UEE of certain liabilities, net of tax benefits and expenses of the sale. The net loss due to the Asset Sale will be approximately $5 million.

FEDERAL INCOME TAX CONSEQUENCES

         The following summary of the federal income tax consequences of the Asset Sale by the Company is not intended to be tax advice to any person, nor is it binding upon the Internal Revenue Service. In addition, no information is provided herein with respect to the tax consequences of the Asset Sale under applicable foreign, state, or local laws.

         The Company will incur a net financial loss of approximately $5 million. That loss will result in a projected tax benefit from the Asset Sale of approximately $240,000. The Company has projected that for federal income tax purposes it will not have any net tax losses from the Asset Sale which are not fully utilized as offsets against taxable income.

         Consummation of the  transaction  will not result in any federal income
tax   consequences   to  shareholders  of  the  Company  in  their  capacity  as shareholders.

         THE FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH HOLDER OF SHARES OF COMMON STOCK IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH SHAREHOLDER OF THE TRANSACTION (INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS).

GOVERNMENT AND REGULATORY APPROVALS

         Many permits and approvals on varying governmental levels are required to engage in explosives operations. UEE's newly formed explosives subsidiary is in the process of applying for these permits and approvals with the assistance of UEE and the Company.

ARMS' LENGTH TRANSACTION

         The terms of the Purchase Agreement were the result of arms' length negotiations. Neither UEE, the Company, nor any of their respective officers and directors currently hold an interest in the other. However, the Managers will become employees of UEE in connection with the sale of the Explosives Business and investors in UEE's new explosives company.

FAIRNESS OPINION PROVIDED TO THE COMPANY

         The Company retained Christenberry Collet & Company, Inc. ("CCCO") to provide a fairness opinion (the "Opinion") with respect to the financial consideration the Company is receiving from UEE in the sale of the Explosives Business. CCCO is an investment banking firm based in Kansas City, Missouri, specializing in corporate finance and mergers and acquisitions. The Company retained CCCO after inquiring and holding discussions with other financial advisors. Based upon several factors, including responsiveness, reputation, cost and experience, the Company ultimately decided to retain CCCO with respect to the fairness opinion. This summary of the Opinion is qualified in its entirety by the full text of the Opinion, which is attached as Exhibit C, and which details the procedures CCCO performed, the assumptions it made, the matters it considered, and the scope and limits of the review it undertook in preparing the Opinion.

         The Company paid CCCO $35,000, plus expenses, for its services in providing the Opinion. CCCO has consented to the inclusion of the Opinion in this Proxy Statement. Prior to retaining CCCO to provide the Opinion, the Company had no relationship, nor is there any understanding of a relationship, with respect to compensation that CCCO will receive, other than the above-disclosed fee CCCO received.

         CCCO was engaged by the Company solely to provide an opinion on the fairness of the financial terms of the Asset Sale. CCCO, therefore, provided no opinion on any other matter, including the legal structure of the Asset Sale, its accounting treatment or its tax consequences. The Opinion is based on the economic, market, financial and other conditions existing as of the date of the Opinion. CCCO made no recommendations to the Company with respect to consideration that should be received for the Explosives Business, and played no part in negotiating the consideration that had previously been agreed upon by the Company and UEE.

         The CCCO Opinion is addressed to the Company's board of directors, and does not provide any recommendation to the Company's shareholders as to how they should vote when considering the Asset Sale proposal. In arriving at its opinion, CCCO performed the following procedures:

* Reviewed the Purchase Agreement in its draft form and ancillary documents thereto;

* Reviewed the consolidated and business-level financial statements of the Company for the three years ended December 31, 1999, and the interim financial statements from March 31 and June 30, 2000, as well as various other related documents;

*        Reviewed   information,   including  financial  forecasts  relating  to
         revenue, cash flows, and assets of the Explosives Business, supplied by the Company;

* Discussed with the Company's management, and management of certain of its subsidiaries, the current state of the Explosives Business, its prospects, and the estimated liquidation value of the Explosives Business;

* Compared the results of the Explosives Business with that of certain other companies engaged in the explosives industry;

* Conducted a review of the financial condition of the Explosives Business, including its liquidity and capital position;

* Compared the financial terms of the Asset Sale with the financial terms of certain other mergers and acquisitions deemed relevant;

* Reviewed documentation provided by the Company's management that outlines the results of the Company's prior efforts to sell the Explosives Business;

* Toured the Company's facilities and reviewed its Explosives Business operations;

* Reviewed relevant information prepared by experts within the explosives industry; and

*        Performed  other  analyses  and  reviewed  other   information   deemed
         appropriate and necessary by CCCO in reaching its opinion regarding the fairness of the Asset Sale from a financial point of view.

         CCCO performed valuation estimates of the Explosives Business from both liquidation and enterprise points of view. CCCO estimated that in an orderly liquidation, the gross value of the Explosives Business would range from approximately $12 million to $18 million. Deducting the liabilities of the Explosives Business, as well as expenses that would be associated with such a liquidation, from this gross liquidation value resulted in an estimated net liquidation value range for the Explosives Business of between a negative $1.7 million and a positive $4.3 million. According to the Asset Sale terms, the Company is to receive a "net" of $8.75 million for the Explosives Business (the amount of cash the Company is to receive, in addition to UEE's assumption of most liabilities associated with the Explosives Business).

         In addition to the potential liquidation value, CCCO also looked at several financial and statistical methods of valuing the Explosives Business as an enterprise, or an ongoing business concern, whether retained and operated by the Company or sold to another entity (such as UEE). Based on information provided by the Company and its management, CCCO analyzed the following statistics and financial methods during this process: discount rate and weighted average cost of capital, and EBITDA and revenue multiples. CCCO's enterprise analysis resulted in estimated values of the Explosives Business ranging from approximately $3.75 million to nearly $10 million. As comparisons in determining the estimated value ranges, CCCO used financial statistics of other companies with explosives operations. Under the enterprise method, CCCO valued the consideration the Company is receiving for the Explosives Business in the Asset Sale at approximately $15 million.

         In performing its review and formulating its opinion, CCCO assumed and relied upon the accuracy and completeness of all financial and other information it was provided, in writing or otherwise, and CCCO assumes no responsibility for independent verification of any such information. CCCO did not independently verify the liquidation value of the Explosives Business or its projected financial results.

         CCCO has further relied upon the Company and its management not being aware of any facts that would make any of the information provided, regardless of the medium, inaccurate, incomplete or misleading. CCCO assumed that there would be no material change in the net asset value of the Explosives Business after June 30, 2000. CCCO also assumed that estimates and projections provided by the Company and its management were reasonably prepared and reflect the best available estimates and judgments. CCCO further assumed that all material liabilities of the Explosives Business are set forth on the disclosure schedules to the Purchase Agreement. CCCO has no obligation to update the Opinion, despite the fact that subsequent events may change the circumstances under which it was provided.

         Based upon the foregoing and other factors it deemed relevant, CCCO provided the opinion that the consideration to be received by the Company in exchange for Explosives Business is fair to the Company's shareholders from a financial point of view.

APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS

         Shareholders have no dissenters' or appraisal rights in connection with the Asset Sale.

REQUIRED VOTES

         The sale of the Explosives Business to UEE is required to be approved by a majority of the issued and outstanding Common Stock voting as a single class. Certain major shareholders (including some directors and officers of the Company) representing approximately 46% of the shares of Common Stock have entered into agreements requiring them to vote in favor of the proposal to sell the Explosives Business. Broker non-votes and other abstentions will have the same effect as a vote against the proposed sale of the Explosives Business.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSED SALE OF THE COMPANY'S EXPLOSIVES BUSINESS TO UEE.


--------------------------------------------------------------------------------
                        PROPOSAL 2: CORPORATE NAME CHANGE
--------------------------------------------------------------------------------

         The shareholders will be asked at the Special Meeting to authorize an amendment to the Company's Amended Articles of Incorporation, to effect the Corporate Name Change (the "Amendment"). The proposed Amendment in the form of Amended and Restated Articles of Incorporation of the Company effecting the corporate name change is attached as Appendix B to this Proxy Statement. This proposal, if approved by the shareholders, will be implemented only if the Asset Sale is approved and consummated and will be effected by the filing of the Amendment with the state of Utah.

         The terms of the Purchase Agreement require the Company to change its corporate name, since the right to use the name "Mining Services International" is to be sold to UEE as part of the Asset Sale. The Board proposes to change the Company's corporate name from "Mining Services International Corporation" to "___________________________________."

REQUIRED VOTES

         Assuming the presence of a majority of the shares of the Company's common stock at the Special Meeting, whether by attendance or proxy (a "Quorum"), the adoption of the Corporate Name Change proposal requires the votes in favor of the proposed Amendment to be greater than the votes cast against the proposed Amendment. Broker non-votes and other abstentions will have no effect upon the vote against the adoption of the proposed Amendment if a Quorum is present.

         THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE CORPORATE NAME CHANGE AND APPROVAL OF THE AMENDED AND RESTAETD ARTICLES OF INCORPORATION OF THE COMPANY EFFECTING THE CORPORATE NAME CHANGE.

--------------------------------------------------------------------------------
              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


         The following unaudited pro forma consolidated balance sheet as of September 30, 2000, estimates the pro forma effect of the Asset Sale on the Company's financial position as if the Asset Sale and the transactions contemplated in the Purchase Agreement had been consummated on September 30, 2000. The following unaudited pro forma consolidated statements of income for the nine months ended September 30, 2000, and for the year ended December 31, 1999, 1998, and 1997 estimate the pro forma effects of the Asset Sale on the Company's results of operations as if the Asset Sale had occurred at the beginning of each of the respective periods. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable. The pro forma information may not be indicative of the results of operations and financial position of the Company as it may be in the future or as it might have been had the transactions been consummated on the respective dates assumed. The pro forma information is included for comparative purposes and should be read in conjunction with the Company's consolidated financial statements and related notes included elsewhere.

         The actual amount of the purchase price and the net purchase proceeds from the Asset Sale is to be finalized subsequent to January 1, 2001. The Company believes that such amount will not be materially different from the amount of purchase proceeds reflected in the pro forma consolidated balance sheet presented below.

                                       Mining Services International Corporation

                                            Pro Forma Consolidated Balance Sheet

                                         As of September 30, 2000 (in thousands)

                                                     Sale of explosives business
                                   ---------------------------------------------

                                                       Historical
                                                      Consolidated          Pro Forma               Pro-Forma
  Assets                                              (unaudited)           Adjustments            Consolidated
                                                    ---------------       --------------         ---------------

     Current assets:
       Cash                                           $      872               (870)   a                     2
                                                                              7,750    a                 7,750
                                                                               (295)   b                  (295)
       Receivables, net                                    8,008             (7,454)   a                   554
       Inventories                                         2,227             (2,227)   a                     -
       Prepaid expenses                                      139               (126)   a                    13
       Current portion of related party notes
             receivable                                      133                                           133
                                                    ---------------------------------------------------------------
                                                          11,379             (3,222)                     8,157

   Investment in and advances to joint ventures           13,764             (1,419)    a               12,345
   Property, plant and equipment, net                     10,281             (9,334)    a                  947
   Goodwill, net                                           1,850             (1,850)    a                    -
   Related party notes receivable                          1,250             (1,250)    a                    -
   Intercompany receivable-Nevada Chemicals Note                              1,048     c                1,048
   Other assets                                              128               (117)    a                   11
                                                    ----------------  ----------------- ---------------------------
                                                      $   38,652        $   (16,144)               $    22,508
                                                    ================  ================= ===========================
  Liabilities and Stockholders' Equity
  Current liabilities:
       Accounts payable and accrued expenses               5,087              (4647)    a                  440
       Current portion of long-term debt                   4,532             (4,532)    a                    -
                                                    ---------------------------------------------------------------
                                                           9,619             (9,179)                       440

     Long-term debt                                        1,696             (1,696)    a                    -
     Deferred income taxes                                 2,722               (677)    a                2,045
                                                    ----------------------------------- ---------------------------
                                                          14,037            (11,552)                     2,485

  Minority interest                                          154               (154)    a                    -

  Stockholders' equity:
     Common stock, $.001 par value, 500,000,000
         shares authorized                                     7                  -                          7
     Capital in excess of par value                        5,312                  -                      5,312
     Cumulative foreign currency translation
         adjustments                                         (587)              587     d                    -
     Retained earnings                                    19,729             (5,025)    a,b,e           14,704
                                                    ------------------------------------      ---------------------
  Total stockholders' equity                              24,615             (4,592)                    20,023
                                                    -----------------------------------       ---------------------
  Total liabilities and stockholders' equity          $   38,652        $   (16,144)               $    22,508
                                                    ===================================       =====================






                                                                                   Mining Services International Corporation

                                                                                  Pro Forma Consolidated Statement of Income

                                                                                         (In thousands except share amounts)

                                                                                For the Nine Months Ended September 30, 2000
-----------------------------------------------------------------------------------------------------------------------------
                                                                                         Sale of explosives business
                                                                                  -------------------------------------------
                                                                   Historical        Pro Forma                 Pro Forma
                                                                  Consolidated      Adjustments               Consolidated
                                                              ---------------------------------------------------------------

Revenue:
   Net sales                                                     $   26,944        $    (26,584)  f, i, j    $          360
   Royalties                                                            730                (730)  f
   Equity in earnings of joint ventures                               1,773                (261)  f                   1,512
   Other income                                                          43                 (43)  f
                                                              ---------------------------------------------------------------
Total revenue                                                        29,490             (27,618)                      1,872
                                                              ---------------------------------------------------------------
Costs and expenses:
   Cost of sales                                                     25,486             (25,379) f                      107
   General and administrative                                         3,179              (2,681) f, g                   498
  Research and development                                              495                (495) f
                                                              ---------------------------------------------------------------
Total costs and expenses                                             29,160             (28,555)                        605
                                                              ---------------------------------------------------------------
Income (loss) from operations                                           330                 937                       1,267
Other income (expense)                                                 (198)                198  f
                                                              ---------------------------------------------------------------
Income (loss) before provision for income
   taxes and minority interest                                          132               1,135                       1,267
Benefit (provision) for income taxes:                                  (159)               (264) h                     (423)
                                                                -------------------------------------------------------------
Income (loss) before minority interest                                  (27)                871                         844

Minority interest in income                                             344                (344)
                                                              ---------------------------------------------------------------
Net income                                                       $      317        $        527              $          844
                                                              ---------------------------------------------------------------
                                                                 $     0.04        $       0.08              $         0.12
                                                              ---------------------------------------------------------------
                                                                 $     0.04        $       0.08              $         0.12
                                                              ---------------------------------------------------------------
Weighted average common and common equivalent shares:
    Basic                                                             7,314,000                                   7,314,000
    Diluted                                                           7,316,000                                   7,316,000





                                                                                   Mining Services International Corporation

                                                                                 Pro Forma Consolidated Statement of  Income

                                                                                         (In thousands except share amounts)

                                                                                                Year Ended December 31, 1999
-----------------------------------------------------------------------------------------------------------------------------
                                                                                         Sale of explosives business
                                                                                  -------------------------------------------
                                                                   Historical        Pro Forma                 Pro Forma
                                                                  Consolidated      Adjustments               Consolidated
                                                              ---------------------------------------------------------------


Revenue:
   Net sales                                                     $   26,752        $    (26,346)  f, i, j    $          406
   Royalties                                                          1,154              (1,154)  f
   Equity in earnings of joint ventures                               2,511                  (6)  f                   2,505
   Other income                                                         191                (122)  f                      69
                                                              ---------------------------------------------------------------
                                                                     30,608             (27,628)                      2,980
                                                              ---------------------------------------------------------------
Costs and expenses:
   Cost of sales                                                     25,497             (25,424)  f                      73
   General and administrative                                         2,893              (2,193)  f, g                  700
   Research and development                                             805                (805)  f
   Impairment of assets                                               2,622              (1,846)  f                     776
                                                              ---------------------------------------------------------------
                                                                     31,817             (30,268)                      1,549
                                                              ---------------------------------------------------------------
Income (loss) from operations                                        (1,209)              2,640                       1,431
Other income (expense)                                                 (190)                190   f
                                                              ---------------------------------------------------------------
Income (loss) before provision for income
   taxes, minority interest, and
   extraordinary item                                                (1,399)              2,830                       1,431
                                                              ---------------------------------------------------------------
Benefit (provision) for income taxes:                                   550              (1,083)  h                    (533)
                                                              ---------------------------------------------------------------
Income (loss) before minority interest and
   extraordinary item                                                 + (849)             1,747                         898
Minority interest in income                                             (25)                (25)
                                                              ---------------------------------------------------------------
Income before extraordinary item                                       (874)              1,722                         898

Extraordinary item - extinguishment of deferred obligation
   (net of $823) of taxes                                             1,599                   -                       1,599
                                                              ---------------------------------------------------------------
Net income                                                       $      725        $      1,722              $        2,497
                                                              ---------------------------------------------------------------
Earnings per common share-basic                                  $     0.10        $       0.24              $         0.34
                                                              ---------------------------------------------------------------
Earnings per common share-diluted                                $     0.10        $       0.24              $         0.34
                                                              ---------------------------------------------------------------

Weighted average common and common equivalent shares:
    Basic                                                         7,324,000                                       7,324,000
    Diluted                                                       7,375,000                                       7,375,000






                                                                                   Mining Services International Corporation

                                                                                 Pro Forma Consolidated Statement of  Income

                                                                                         (In thousands except share amounts)

                                                                                                Year Ended December 31, 1998
-----------------------------------------------------------------------------------------------------------------------------
                                                                                         Sale of explosives business
                                                                                  -------------------------------------------
                                                                    Historical       Pro Forma                 Pro Forma
                                                                   Consolidated     Adjustments               Consolidated
                                                              ---------------------------------------------------------------

Revenue:
   Net sales                                                     $   23,414        $    (22,757)  f, i, j    $          657
   Royalties                                                          1,345              (1,345)  f
   Equity in earnings of joint ventures                               4,989                (488)  f                   4,501
   Other income                                                         117                 (74)  f                      43
                                                              ---------------------------------------------------------------
                                                                     29,865             (24,664)                      5,201
                                                              ---------------------------------------------------------------
Costs and expenses:
   Cost of sales                                                     22,128             (21,826)  f                     302
   General and administrative                                         1,331                (852)  f, g                  479
   Research and development                                             587                (587)  f
                                                              ---------------------------------------------------------------
                                                                     24,046             (23,265)                        781
                                                              ---------------------------------------------------------------
Income (loss) from operations                                         5,819              (1,399)                      4,420
Other income (expense)                                                  153               (153)   f
                                                                -------------------------------------------------------------
Income (loss) before provision for income
   taxes                                                              5,972              (1,552)                      4,420
Benefit (provision) for income taxes:                                (2,100)                546   h                  (1,554)
                                                              ---------------------------------------------------------------
Net income                                                       $    3,872        $     (1,006)             $        2,866
                                                              ---------------------------------------------------------------
Earnings per common share-basic                                  $     0.53        $      (0.14)             $         0.39
                                                              ---------------------------------------------------------------
Earnings per common share-diluted                                $     0.52        $      (0.14)             $         0.38
                                                              ---------------------------------------------------------------
Weighted average common and common equivalent shares:
    Basic                                                         7,368,000                                       7,368,000
   Diluted                                                        7,492,000                                       7,492,000





                                                                                   Mining Services International Corporation

                                                                                 Pro Forma Consolidated Statement of  Income

                                                                                         (In thousands except share amounts)

                                                                                                Year Ended December 31, 1997
-----------------------------------------------------------------------------------------------------------------------------
                                                                                         Sale of explosives business
                                                                                  -------------------------------------------
                                                                   Historical        Pro Forma                 Pro Forma
                                                                  Consolidated      Adjustments               Consolidated
                                                              ---------------------------------------------------------------

Revenue:
   Net sales                                                     $1   9,086        $    (18,225)  f, i, j    $          861
   Royalties                                                          1,581              (1,581)  f
   Equity in earnings of joint ventures                               6,179                (228)  f                   5,951
   Other income                                                         123                (108)  f                      15
                                                              ---------------------------------------------------------------
                                                                     26,969             (20,142)                      6,827
                                                              ---------------------------------------------------------------
Costs and expenses:
   Cost of sales                                                     18,817             (18,344)  f                     473
   General and administrative                                         1,264                (832)  f, g                  432
   Research and development                                             488                (488)  f
                                                              ---------------------------------------------------------------
                                                                     20,569             (19,664)                        905
                                                              ---------------------------------------------------------------
Income (loss) from operations                                         6,400                (478)                      5,922
Other income (expense)                                                  266                (266)  f
                                                                -------------------------------------------------------------
Income (loss) before provision for income
   taxes                                                              6,666                (744)                      5,922
Benefit (provision) for income taxes:                                (1,658)                185   h                  (1,473)
                                                              ---------------------------------------------------------------
Net income                                                       $    5,008        $       (559)             $        4,449
                                                              ---------------------------------------------------------------
Earnings per common share-basic                                  $     0.68        $      (0.07)             $         0.61
                                                              ---------------------------------------------------------------
Earnings per common share-diluted                                $     0.66        $      (0.08)             $         0.58
                                                              ---------------------------------------------------------------
Weighted average common and common equivalent shares:
    Basic                                                         7,342,000                                       7,342,000
    Diluted                                                       7,614,000                                       7,614,000


NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

         (a) The unaudited pro forma consolidated balance sheet gives effect to the sale of the Explosives Business (with exception of the Company's West Africa Chemicals joint venture interest) and UEE's assumption of certain related liabilities as though the Asset Sale had occurred on September 30, 2000. Estimated net proceeds, liabilities assumed, assets sold, and resultant gain from the sale of the Explosives Business are as follows:

          Cash                                             $  7,750,000
          Nevada Chemicals Note                               1,048,000
          Liabilities Assumed                                10,875,000*

          Total Proceeds Received                          $ 19,673,000

          Book Value of Assets Sold                        $ 24,647,000
                                                           ------------

          Gain (Loss) on Sale Before Taxes                 $ (4,974,000)
          Less Expenses of Asset Sale                          (295,000)
          Tax Benefit on Asset Sale (See Note e)                244,000
                                                           ------------

          After Tax Gain (Loss) on Sale                    $ (5,025,000)
                                                           ============

                  * This liability total is as of September 30, 2000, and does include the total amount of TBS liabilities (UEE is acquiring the Company's 51% interest in TBS), but does not, however, include the liabilities of the entities of the Company that UEE is purchasing which are accounted for under the equity method.

         (b) This pro forma adjustment reflects the estimated expenses of the Asset Sale, which include:

          Legal Fees                                  $150,000
          Accounting Fees and Expenses                  35,000
          Fairness Opinion and Appraisals               50,000
          Costs of Proxy Solicitation                   35,000
          Other                                         25,000
                                                     ---------

         Total                                       $295,000
                                                     =======

         (c) As part of the Asset Sale, UEE is assuming an intercompany liability from the Explosives Business to Nevada Chemicals in the amount of $1,000,000, plus accrued interest (currently estimated at $48,000). The remaining "Other Assets" are being sold in the transaction except for approximately $11,000 in short term investments retained by the Company.

         (d) The cumulative foreign currency translation gain (loss) is only associated with the foreign explosives operations and is eliminated in the sale transaction.

         (e) Due to differences in the tax basis of the assets sold and the remaining tax differences in the retained assets, the deferred taxes have been adjusted to reflect the deferred tax liability after the Asset Sale. The tax benefit after the effects of the Asset Sale and other adjustments is approximately $244,000.

         (f) The unaudited pro forma consolidated statements of income for the nine months ended September 30, 2000, and for the years ended December 31, 1999, 1998, and 1997, give effect to the Asset Sale as though it had occurred on January 1, 2000, 1999, 1998, and 1997, respectively. This pro forma adjustment eliminates the historical results of the Explosives Business. The gain from the Asset Sale is not included in the pro forma consolidated statements of income.

         (g) The allocation of general and administrative expenses is subjective. Therefore, the consolidated statements of income give effect to the Asset Sale as if it had occurred at the beginning of the respective periods considering the probable administrative structure of the Company subsequent to the Asset Sale.

         (h) The pro forma adjustments for the provision of income taxes assumes a consistent effective tax rate for both the Explosives Business and its pro forma consolidated results of operations, since it is estimated that the Company had no permanent book/tax differences which are allocable solely to either the Explosives Business or the pro forma consolidated results of operations.

         (i) Historically, the management fee from Cyanco has been accounted for in cost of sales as an offset to costs incurred to provide management services to Cyanco. The pro forma adjustments include a reclassification of the management fee received from Cyanco from cost of sales to net sales in consideration of the expected increased focus by the Company on the management of Cyanco.

         (j) The pro forma adjustment to net sales gives effect to the Asset Sale by reflecting expected lease income of $100,000 annually to the Company resulting from the intended lease by UEE of the Company's corporate office building. Since the Company's board of directors has not yet determined the use of proceeds from the Asset Sale, the pro forma adjustments do not include an estimate from earnings on the proceeds.


--------------------------------------------------------------------------------
                       SELECTED HISTORICAL FINANCIAL DATA
--------------------------------------------------------------------------------

SELECTED FINANCIAL DATA

                                 Unaudited For the Nine
                                      Months Ended                                  For the Year Ended
                                     September 30,                                     December 31,
                              ----------------------------- --------------------------------------------------------------------
                                   2000          1999           1999          1998          1997         1996         1995
                              ----------------------------- --------------------------------------------------------------------
Operating Results Data

 Operating revenues                29,490,000   22,272,000     30,608,000    29,865,000    26,969,000   25,172,000   23,278,000
 Income from operations               330,000      950,000      1,413,000     5,819,000     6,400,000    6,084,000    3,332,000
 Net income                           317,000      631,000        725,000     3,872,000     5,008,000    4,545,000    2,763,000

 Earnings per common
      share - diluted                     .04          .09            .10           .52           .66          .60          .37

 Cash dividends declared
      per common share                   .000         .000           .025          .025          .020         .015         .015

Financial Position Data

 Total assets                      38,652,000                  34,461,000    31,919,000    24,701,000   19,846,000   14,560,000

 Long-term debt                     1,696,000                   4,475,000     1,213,000             -      714,000      513,000

 Deferred gain on sale and                  -
      leaseback                                                         -             -             -            -       84,000

 Stockholders' equity              24,461,000                  24,351,000    24,077,000    20,605,000   15,769,000   11,271,000


--------------------------------------------------------------------------------
           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATION
--------------------------------------------------------------------------------


         This discussion and analysis of the Company's financial condition and results of operation is primarily focused on a historical perspective. However, this discussion and analysis also includes management's estimation of the pro forma effect of the Asset Sale on the Company's financial position and results of operation as if it had occurred at the beginning of the respective periods. This information should be read in conjunction with the Company's Consolidated Financial Statements and the related notes thereto.

RESULTS OF OPERATIONS

        Because of the Company's significant joint venture investments ("JV" or "JV's") which are not consolidated, but accounted for under the equity method, comparative schedules have historically been prepared to clarify and demonstrate the impact of JV operations underlying the consolidated revenue of the Company. The following pro forma comparative schedule gives effect to the Asset Sale as if it had occurred at the beginning of the respective periods, including the nine months ended September 30, 2000, the nine months ended September 30, 1999, and the years ended December 31, 1999, 1998 and 1997. As demonstrated below, the Company has in the past, and will continue to actively manage significantly more sales than is reported in "Consolidated Revenue."



                                                                Amount         MSI's
                          Joint      Joint Venture            Included in      Non-JV       Consolidated
                      Venture Sales    Net Income    Co's %   MSI Revenue      Revenue        Revenue
                     --------------  -------------   ------   -------------    ---------    ------------

Historical

     9 Months 2000    $19,669,000    $  3,546,000     50%      $1,773,000    $27,717,000    $29,490,000
     9 Months 1999    $18,502,000    $  3,864,000     50%      $1,932,000    $20,340,000    $22,272,000

     1999             $21,585,000    $  5,022,000     50%      $2,511,000    $28,097,000    $30,608,000
     1998             $37,353,000    $  9,978,000     50%      $4,989,000    $24,876,000    $29,865,000
     1997             $38,115,000    $ 12,356,000     50%      $6,179,000    $20,790,000    $26,969,000

Pro Forma Adjustments

     9 Months 2000   ($ 3,362,000)  ($    522,000)    50%     ($  261,000)  ($27,357,000)  ($27,618,000)
     9 Months 1999   ($ 2,865,000)   $    423,000     50%      $  212,000   ($19,989,000)  ($19,777,000)

     1999            ($ 1,472,000)  ($     12,000)    50%     ($    6,000)  ($27,622,000)  ($27,628,000)
     1998            ($ 8,719,000)  ($    976,000)    50%     ($  488,000)  ($24,176,000)  ($24,664,000)
     1997            ($ 5,764,000)  ($    454,000)    50%     ($  228,000)  ($19,914,000)  ($20,142,000)

Pro Forma Consolidated

     9 Months 2000    $16,307,000    $  3,024,000     50%      $1,512,000   $    360,000   $  1,872,000
     9 Months 1999    $15,637,000    $  4,287,000     50%      $2,144,000   $    351,000   $  2,495,000

     1999             $20,113,000    $  5,010,000     50%      $2,505,000   $    475,000   $  2,980,000
     1998             $28,634,000    $  9,002,000     50%      $4,501,000   $    700,000   $  5,201,000
     1997             $32,351,000    $ 11,902,000     50%      $5,951,000   $    876,000   $  6,827,000


     To further illustrate the effects of the Asset Sale on joint venture investment income, the following table details the pro forma effect of the remaining joint ventures as if the Asset Sale had occurred at the beginning of the respective periods (in thousands):



                                                   Adjustments           Joint Ventures
                                                    for JV's               Remaining      ProForma
                                   Historical       Sold        Cyanco       WAC         Consolidated
                                   ---------------------------------------------------------------------

             9/30/00
JV Sales                           $  19,669     $   3,362      $  16,307      -          $    16,307
JV Net Income                          3,546           522          3,024                       3,024
Amount included in MSI Revenue         1,773           261          1,512      -                1,512
MSI Non-JV Revenue                    27,717        27,357                                        360
Consolidated Revenue                  29,490        27,618                                      1,872

             9/30/99

JV Sales                              18,502         2,865         15,050    587               15,637
JV Net Income                          3,864          (423)         4,443   (156)               4,287
Amount included in MSI Revenue         1,932          (212)         2,222    (78)               2,144
MSI Non-JV Revenue                    20,340        19,989                                        351
Consolidated Revenue                  22,272        19,777                                      2,495

             12/31/99

JV Sales                              21,585         1,472         19,346    767               20,113
JV Net Income                          5,022            12          5,366   (356)               5,010
Amount included in MSI Revenue         2,511             6          2,683   (178)               2,505
MSI Non-JV Revenue                    28,097        27,622                                        475
Consolidated Revenue                  30,608        27,628                                      2,980

             12/31/98

JV Sales                              37,353         8,719         27,245  1,389               28,634
JV Net Income                          9,978           976          9,106   (104)               9,002
Amount included in MSI Revenue         4,989           488          4,553    (52)               4,501
MSI Non-JV Revenue                    24,876        24,176                                        700
Consolidated Revenue                  29,865        24,664                                      5,201

             12/31/97

JV Sales                              38,115         5,764         31,838    513               32,351
JV Net Income                         12,356           454         12,282   (380)              11,902
Amount included in MSI Revenue         6,179           228          6,141   (190)               5,951
MSI Non-JV Revenue                    20,790        19,914                                        876
Consolidated Revenue                  26,969        20,142                                      6,827



NINE-MONTHS ENDED SEPTEMBER 30, 2000 VS. 1999

         Revenues increased $7.2 million, or 32%, during the nine months ended September 30, 2000, when compared to the same period in 1999. Of total revenues, net sales increased $7.35 million, or 38%, during the same comparative periods, while equity in earnings from joint ventures decreased $159,000, or 8%. As illustrated in the pro forma Consolidated Statement of Income for the nine months ended September 30, 2000 and in the pro forma comparative schedule of the Company's investment in JV's, total revenue of $1,872,000 for the nine months ended September 30, 2000 represents a $623,000, or 25%, decrease as compared to the pro forma results of the nine months ended September 30, 1999.

         Net sales increased predominately due to the consolidation of Tennessee Blasting Services, L.L.C. ("TBS") for a full nine months of 2000, as compared to consolidating TBS for only one month during the first nine months of 1999, subsequent to the formation of the joint venture effective September 1, 1999. The net sales of Green Mountain Explosives, Inc. ("GME") and the Company's Canadian operations also increased during the nine-month period ended September 30, 2000, as compared to the same period in 1999 by 34% and 24%, respectively. Gross margin on net sales increased $549,000, or 60%, during the nine months ended September 30, 2000 as compared to the same period in 1999 primarily due to increased contribution from GME and the Company's Eastern U.S. and Canadian operations.

         As a result of increased production levels in the second and third quarters of 2000, contribution from Cayman Mining Services, Ltd. ("CMS") increased $358,000 during the first three quarters of 2000 as compared to the same period in 1999. Improvement in overall performance was also derived from the cessation of losses from Turon-MSI, the Company's Uzbekistan joint venture, and West Africa Chemical, the Company's 50% joint venture in Ghana, Africa.
However, these improvements were more than offset by the $710,000, or 32%, decrease in contribution by Cyanco for the nine months ended September 30, 2000 as compared to the nine months ended September 30, 1999 due to the cost increase of certain raw materials, and the continued depression of Cyanco's product consistent with the low price of gold.

         The decrease in income from operations of $620,000, or 65%, for the nine-month period ended September 30, 2000 compared to the same period in 1999 was primarily affected by the 55% increase in general administrative expenses during the comparative periods. The majority of the increase is the result of the consolidation of a full nine months of the general and administrative expenses of TBS during the nine-month period ended September 30, 2000 as compared to the consolidation of only one month of those costs in the results of operations in the first nine months of 1999, due to the formation of the joint venture on September 1, 1999. General and administrative expenses also increased during the nine months ended September 30, 2000 compared to the same period in 1999 as a result of an increase in legal fees related to the defense of an action brought by the BLA Investment Irrevocable Trust ("BLA Trust"), as well as a result of an increase in director fees. As a result of a settlement between the parties of the BLA Trust action, the proceedings have been stayed and management does not expect such significant legal costs to continue for the foreseeable future. Considering the pro forma effect of the Asset Sale on the comparative periods ended September 30, 2000 and September 30, 1999, only the increase in legal fees and director fees would impact the Company's estimated performance, since the consolidation of TBS would only affect the Explosives Business.

         Other expense has increased $102,000, or 106%, during the nine-month period ended September 30, 2000 compared to the nine months ended September 30, 1999. This increase consists primarily of an increase in interest expense due the Company's expanded use of its line of credit to address working capital needs. The provision for income taxes for the nine months ended September 30, 2000 of $159,000 results in an effective tax rate of 36%. The minority interest in the loss of subsidiaries increased from $11,000 for the nine months ended September 30, 1999 to $344,000 for the nine-month period ended September 30, 2000, as a result of an increase in the losses of TBS during the comparative periods. As illustrated by the absence of interest bearing debt, as estimated in the Pro Forma Consolidated Statement of Income for the nine months ended
September 30, 2000 and in the Pro Form Consolidated Balance Sheet as of September 30, 2000, the Company would not have incurred interest expense had the Asset Sale occurred as of January 1, 2000. Consequently, assuming the Asset Sale is consummated, management expects that the Company will be able to fund the working capital requirements of its ongoing business from operations, and that proceeds from the Asset Sale would be invested until such time as the Company's board of directors determines alternate uses for the funds.

1999 vs. 1998

         Consolidated revenues increased in 1999 by only 2%; however, the slight change included a $3.3 million, or 14%, increase in net sales, offset by a $2.5 million, or 50%, decrease in equity earnings of joint ventures. The increase in net sales consisted primarily of an increase in sales from GME of $7.6 million and TBS of $1.5 million, largely offset by a decrease in the sales of the Company's remaining US, Canadian and foreign joint venture explosives operations of $5.4 million. Most of the $2.5 million decrease in equity earnings of joint ventures was attributable to a decrease in Cyanco's 1999 earnings, with the remainder of the decrease resulting from the decrease in equity in the earnings of Turon-MSI and Cayman Mining Services Limited (CMS). Giving effect to the Asset Sale, pro forma consolidated revenue decreased $2.2 million or 43% for the year ended December 31, 1999 as compared to the year ended December 31, 1998. The decrease was primarily due to the nearly $2 million decrease in pro forma equity in earnings of joint ventures as equity in earnings from Cyanco decreased $1.87 million or 41% in 1999 as compared to 1998. The remainder of the decrease in pro forma equity in earnings in 1999 as compared to 1998 results from a decrease in the equity earnings of west Africa Chemicals of $100,000 over the same periods.

         Expectations of increased net sales in 1999 were realized with the acquisition of GME and subsequently the establishment of TBS. However, the Company's plans to offset the expected loss of revenues from the completed dam project in California were delayed until several new projects in the Company's western division come on line in the first half of 2000. Revenues are also expected to increase at the Company's packaged emulsion plant resulting from product improvements and the additional demand for the product by GME and TBS. O'Brien Design Associates ("ODA") should commence commercial production in 2000 resulting in an increase of revenues from that wholly-owned subsidiary. The consolidation of a full year of TBS operations will also increase revenues in 2000. Equity in earnings of joint ventures is also expected to increase in 2000 due to a planned increase in mine production by one of the primary customers of the Company's Colombian joint venture. The Company's joint venture in Kovdor, Russia began commercial production in the third quarter of 2000.

         Cyanco's contribution to equity in earnings of joint ventures has decreased as volumes and prices for sodium cyanide fell in 1999 in response to the lowest gold prices in 20 years. Although the Company expects that low gold prices may cause further erosion of the average sales price for liquid sodium cyanide, Cyanco's position as the area's low cost producer may allow it to increase volumes by capturing additional market share. Also, because of current gold market conditions, the Company was able to negotiate the elimination of deferred royalty obligations resulting in an extraordinary gain of $1.6 million, net of taxes.

         Consolidated income (loss) from operations decreased $7 million, from income from operations of $5.8 million in 1998 to a loss from operations of $1.2 million in 1999. The $7 million decrease in consolidated income from operations is attributable to the decrease in equity in earnings of Cyanco as explained above, combined with a net decrease in contribution from the Company's explosives operations of $2 million and a $2.6 million write-off of the Company's investment in West Africa Chemicals and Turon-MSI. As a result of the completion of the dam project in California in the early part of 1999, combined with decreased coal production by customers in Canada and Colombia, contribution from the Company's western US and Canadian explosives divisions and the Company's Colombian joint venture decreased by a total of $1.7 million when comparing 1999 to 1998. As mentioned above, the inability of the Company's joint venture in Uzbekistan to purchase raw materials resulted in a decrease in production. Consequently, contribution from Turon-MSI decreased $400,000 in 1999 as compared to 1998. In analyzing the results of the Company's explosives operating units above, the general and administrative expenses of GME and TBS were considered components of the direct contribution from those operating units. However, for purposes of financial statement disclosure, general and administrative expenses for the Company include the general and administrative expenses of GME and TBS, which represent $1.3 million of the $1.6 million increase in general and administrative expenses in 1999 as compared to 1998. Although intensified effort toward product improvement contributed to the 1999 increase in research and development costs, the establishment of a more resilient packaged emulsion product allowed the Company to reduce losses from its West Virginia plant by approximately $200,000, and strengthened expectations of realizing long-term benefit from the research through increased revenues from packaged emulsions. Income from operations is expected to increase in 2000 as the expected increase in revenues materialize. In 1999, the Company recognized impairment of certain assets with the write-off of $2.6 million of the Company's investments in West Africa Chemicals and Turon-MSI of nearly $800,000 and of $1.8 million, respectively, including a $700,000 note receivable from West Africa Chemicals. Although the Company expects to receive payment for raw materials and supplies it sells to its joint venture in Uzbekistan, due to deteriorating conditions observed in the later part of 1999 the Company now considers the probability of converting profits from Turon-MSI into hard currency to be remote. Additionally, depressed gold prices and an oversupply of explosives products in Ghana have deterred West Africa Chemicals in obtaining market share sufficient to sustain profitable operations in the long-term and have combined to cause continuing losses. Accordingly, the Company determined in the last quarter of 1999 that it was necessary to write off the respective investments. Future recognition of income or loss from these equity method joint ventures will occur as cash is either received or disbursed. The pro forma statement of income for the year ended December 31, 1999 gives effect to the Asset Sale as if it had occurred as of January 1, 1999, resulting in impairment of assets of $776,000, representing the write-off of the Company's investment in West Africa Chemicals referred to above.

         The Company incurred interest expense of $190,000 versus $153,000 of interest income that the Company earned in 1998. Again, as illustrated by the absence of interest bearing debt as estimated in the Pro Forma Consolidated Statement of Income for the years ended December 31, 1999 and 1998, and in the Pro Form Consolidated Balance Sheet as of September 30, 2000, the Company would not have incurred interest expense had the Asset Sale occurred as of January 1, 1999 and 1998. Rather, the Company likely would have invested excess funds.

1998 VS. 1997

         Consolidated revenues increased $2.9 million from $27 million in 1997 to $29.9 million in 1998. Non-JV revenues increased $4.1 million, largely due to increased sales in the US and Canada as well as the acquisition of GME, while equity in earnings from joint ventures decreased by $1.2 million primarily due to a decrease in equity in earnings from Cyanco. Giving effect to the Asset Sale, pro forma consolidated revenue decreased $1.6 million or 24% for the year ended December 31, 1998 as compared to the year ended December 31, 1997. Similar to the historical results above, the decrease was due to the decrease in pro forma equity in earnings of Cyanco.

         Income from operations decreased $581,000 in 1998 as compared to 1997. The decrease resulted primarily from the decrease in the Company's equity in earnings of Cyanco offset by $1 million in net contribution from the Company's explosives operations. Because certain tax benefits that had been carried forward and utilized in 1997 were not available to offset taxable income in 1998, the effective tax rate for the Company increased from 25% in 1997 to 35% in 1998, thus further decreasing net income from $5,008,000 in 1997 to $3,872,000 in 1998.

LIQUIDITY AND FINANCIAL RESOURCES AS OF SEPTEMBER 30, 2000

         In September 1999, the Company entered into a revolving line of credit agreement ("LOC") that expires in August of 2001. It has been the Company's intention to extend the LOC to mature in August of 2002. Due to the Company's marginal performance in the later part of 1999 and the first quarter of 2000, the lender has expressed a preference to return to the more traditional LOC term of 12 months. The Company intends to extend the LOC as it approaches maturity in August of 2001, and management believes that the lender will agree to the extension. However, because the Company was not able to extend the LOC, the entire balance of the loan has been reclassified as a current liability. This reclassification results in a technical default in the credit agreement relative to the financial covenant of debt service coverage. The lender has expressed a willingness to continue the existing relationship and Management believes that the lender will waive the default. The Company had $3,950,000 owing on the LOC at September 30, 2000. The Company had utilized up to $3,950,000 of the LOC during the first nine months of 2000. Interest expense related to the LOC was $202,000 for the nine-month period ended September 30, 2000 compared to $60,000 of interest expense for the same period in 1999. Giving effect to the Asset Sale as if it had been consummated on September 30, 2000, the pro forma consolidated balance sheet as of September 30, 2000 estimates that the LOC and all other interest bearing liabilities are assumed by UEE or its newly-formed subsidiaries; consequently, the Company would not have experienced the technical default of the LOC nor would have the Company incurred the interest expense resulting from such borrowings. Rather, the Company likely would have invested excess funds.

         Due to the reclassification of the LOC to a current liability, the Company has a current ratio of 1.18 to 1 as of September 30, 2000, compared to a current ratio of 3.57 to 1 as of December 31, 1999. The ratio of total liabilities to equity was 0.58 to 1 as of September 30, 2000, compared to a ratio of 0.40 to 1 as of December 31, 1999. The growth in the Company's operations and investments, as evidenced by the significant increase in revenues, combined with marginal operating results during the early months of 2000, have been the principal cause for the Company's increased working capital and long-term capital needs. The Company has increased its investment in joint ventures during the nine-month period ended September 30, 2000 in part through an increase in the undistributed earnings of its joint ventures and through the completion of a joint venture project in Kovdor, Russia which became operational in July of 2000. Again, giving effect to the Asset Sale as if it had been consummated on September 30, 2000, the current ratio is estimated to have been
18.5 to 1 and the ratio of total liabilities to equity is estimated to have been
0.12 to 1 as of September 30, 2000.

         Of the $2.1 million in plant and equipment purchases made by the Company during the first nine months of 2000, purchases made by TBS represented $766,000 of the total and were funded almost entirely from the proceeds of long-term debt issued during the same period. Approximately $846,000 of the remaining purchases of plant and equipment during the first nine months of 2000 consisted of the continued construction of the accessories plant line of ODA. Additionally, GME has undertaken the construction of improvements to a new magazine site under lease totaling nearly $400,000.

         The Company may need to obtain additional capital resources for the purpose of maintaining existing investments as it continues to expand the market share of existing operations. The Company expects to be able to fund the working capital requirements of increases in sales through existing debt instruments and operating cash flows. Giving effect to the Asset Sale as if it had been consummated on September 30, 2000, it is estimated that the capital resources of the Company would have been adequate to finance its business activity in the ordinary course of business assuming that the political, financial, and economic environment continue favorable to the mining industry at large.

         Because of inflation associated with the economies of underdeveloped countries where the Company invests, there exists a substantial risk that the value of investments in those jurisdictions may continue to erode. Additionally, as has been the case with the Company's investment in Uzbekistan, the internal balance of payment and capital shortages in some of those countries may limit the ability to convert local currencies into hard currency necessary for importing raw materials or remitting profits. Management intends to use appropriate transfer pricing, investments in hedges, loans and other credit facilities where practical and available to minimize the risks inherent in doing business in these countries. The Company continues to pursue its policy of investing with government entities or stable international and U.S. companies as its partners to help insure its long-term success. To date, the Company has not utilized any hedging activities to minimize exchange risks.

INFLATION AND OTHER COMMENTS

         The amounts presented in the financial statements do not provide for the effect of inflation on the Company's operations or its financial position. Amounts shown for property, plant and equipment and for costs and expenses reflect historical cost and do not necessarily represent replacement cost or charges to operations based on replacement cost. The Company's operations, together with other sources, are intended to provide funds to replace property, plant and equipment as necessary. Net income would be lower than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

         Within this Proxy Statement, including this discussion and analysis by management of financial condition and results of operation, there are forward-looking statements made in an effort to inform the reader of factors and results which, in management's opinion, are likely to have an ongoing material effect on the Company. These factors include, but are not limited to, changes in world supply and demand for commodities, political, environmental, economic and financial risks, especially those associated with underdeveloped and developing countries, changes in demand for construction activities, major changes in technology which could affect the mining industry as a whole or which could affect explosives and sodium cyanide specifically, competition, the continued availability of highly qualified technical and other professional employees of the Company who can successfully manage the ongoing change and growth. The Company believes it is taking appropriate actions in order to address these and other factors previously disclosed; however, the actual results could materially differ from those indicated in the statements made.

--------------------------------------------------------------------------------
                             BUSINESS OF THE COMPANY
--------------------------------------------------------------------------------


GENERAL

         The Company is engaged in the explosives supply, manufacture and services industry and in the production of sodium cyanide. A more complete discussion of the historical business of the Company can be found in its report on Form 10-K for the year ended December 31, 1999, and the subsequent reports filed by the Company since that date.

         Following the sale of the Explosives Business, the primary business of the Company will be based upon the Company's Cyanco and West Africa Chemicals joint ventures. In addition, the Company will have income from the lease of its office building, receipt of principal and interest on the five-year note receivable from UEE's subsidiary, and short-term investment income on the proceeds of the Asset Sale until such time as the Company's board of directors determines alternate uses of the proceeds. Because the revenues from operations of the non-consolidated investments Cyanco and West Africa Chemicals are not included in the Company's consolidated financial statements (only net income
(loss) from the investments in the joint ventures are included in revenues), a comparison of the revenues actually managed is discussed in the Management's Discussion and Analysis. The following discussion focuses on the remaining primary business of the Company, assuming the Asset Sale has been consummated. For a discussion of the Company's explosives operations see the report on Form 10-K for the year ended December 31, 1999.

CYANCO JOINT VENTURE INTEREST

         Cyanco is a 50/50 joint venture between the Company and Degussa Huls Corporation ("Degussa") that produces and markets liquid sodium cyanide from its Winnemucca, Nevada plant. Cyanco services the Western U.S. gold mining area, principally located in Nevada, and has concentrated on quality and service. There are principally two types of products marketed to the gold mines for the leaching process: (1) a solid "briquette" sodium cyanide product which requires handling and physical dissolution before use and (2) the type provided by Cyanco, a liquid sodium cyanide which provides for greater personal and environmental safety and comes to the mining customer ready to use. The manufacturing cost for the product is substantially lower than for solid products when drying, handling and chemical adjustment costs are taken into account.

         Since the liquid product is shipped by truck from the plant to the mine site in a solution of about 30% sodium cyanide and 70% water, freight costs are very significant and shipping must be managed carefully, both in terms of safety and environmental protection. Cyanco has contracted this service with an Omaha, Nebraska company which utilizes dedicated equipment specifically designed for Cyanco. Cyanco's five-year freight contract, which expired in March 1999, has been renewed on a month-to-month basis until a long-term contract is negotiated.

         With the 1998 addition of a second production unit, Cyanco has an annual liquid sodium cyanide production capacity of at least 85 million pounds. The Company has primary responsibility for Cyanco's production and delivery, and Degussa has primary responsibility for the joint venture's marketing and sales activities.

         Since 1998, worldwide gold prices have continued to be depressed, ranging between $250.00 and $320.00 per ounce. As of January 2, 2001, the spot trading price for an ounce of gold was $268.00. If gold prices do not further deteriorate, gold production in the Company's market area should remain relatively stable for the foreseeable future. Operating profits in the sodium cyanide business in the Nevada market have been declining in the last two years and are likely to remain depressed in the short-run. During 2000, Cyanco successfully increased its m,arket share, increasing its projected annual production by approximately 10,000,000 pounds. Though the average forecasted price per pound of cyanide is lower than previous years, Cyanco has positioned itself to continue increasing market share in the long run.

COMPETITION

         Cyanco represents one of three sources of delivered liquid sodium cyanide in the Western United States. The world market for briquette or dry-form sodium cyanide is dominated by E.I. DuPont Nemours ("DuPont"). There continue to be opportunities in the worldwide market for liquid sodium cyanide, however, currently the worldwide supply of dry product exceeds demand. Domestically, Cyanco's product competes with DuPont and also with FMC, which markets delivered liquid sodium cyanide. The Company believes that the important competitive factors in the liquid sodium cyanide market are location, service and quality. However, as gold prices have declined and Cyanco's innovations in the marketplace have taken effect, liquid sodium cyanide price has become a significant competitive factor. In addition, some competitors provide more than one product to Cyanco's customers. Cyanco has had to meet such demands by customers and has been able to achieve results by being creative and service-oriented. Cyanco expects that efforts to gain market share during this period of lower gold prices will continue to keep operating profits at lower levels in the Nevada market during 2001.

DEPENDENCE ON CUSTOMERS

         Since most of the Company's cyanide customers are large surface mining companies, the number of companies it services is relatively small compared to those of a wholesale distribution or retail business. A net loss of such customers could adversely affect future sales. However, such losses are not expected to occur, since these customers have lower than average operating costs to produce gold, which should allow them to continue producing gold in this depressed market. In most cases the Company has long-term contracts with such customers.

PATENTS, TRADEMARKS AND LICENSES

         In March 1989, Cyanco obtained from Mitsubishi Gas Chemical Company, Inc. ("Mitsubishi"), a Japanese corporation, in consideration of payment of a one-time licensee fee, a perpetual license of a patented process and related technical information covering the manufacture of hydrogen cyanide for use in the manufacture of liquid sodium cyanide at the Cyanco plant. The license is a nonexclusive, nonsublicensable and nontransferable right to use the technology at the Cyanco plant, which is deemed materially important to the plant's operation. Although the Company actively conducts research on product improvement and development, the research and development expenditures in each of the years ending December 31, 1999, 1998 and 1997 were primarily related to the Explosives Business. There has not been any customer-sponsored research and development.

RAW MATERIALS

         The Company has historically not experienced significant difficulty in obtaining necessary raw materials used in the manufacture of its products. In the present environment, due to the increasing costs of natural gas, raw material availability could be impacted for short periods of time, but Cyanco does not expect significant difficulty in obtaining raw materials for the longer term. The Company must compete with other markets for a major portion of its raw materials (ammonia, caustic soda, natural gas and electricity). The supplies of these products have been adequate in past years to meet the needs of industrial as well as agricultural users. Cyanco has entered into long-term transportation agreements with Paiute Pipeline and Northwest Pipeline for transportation services of natural gas to the Cyanco facility. Cyanco has not had significant difficulty in obtaining the other necessary raw materials since there are alternative sources of supply. However, due to the current increased costs and availability of natural gas, it is anticipated that there could also be some shortage of ammonia production during 2001, which could have a temporary adverse impact on prices and margins. It is Cyanco's intent to pass short-term raw material price fluctuations on to its client base in order to maintain profitability. There is, however, no assurance that Cyanco will be successful in obtaining price relief. Cyanco believes that it will be able to obtain the necessary raw materials based on existing supply arrangements and, as required, purchases in the open market at the then prevailing spot prices.

EMPLOYEES

         Following the sale of the Explosives Business, the Company anticipates having three employees at its corporate offices. Cyanco will have 28 permanent employees at its plant in Winnemucca, Nevada, and the Company's West Africa Chemicals joint venture will have 7 local employees and 1 expatriate employee in Ghana, Africa. The Company and its joint venture partners consider relations with their employees to be positive.

WEST AFRICA CHEMICALS JOINT VENTURE INTEREST

West Africa Chemicals is a 50/50 joint venture with Chemical Holdings International, Limited, a subsidiary of the Omnia Group, the parent company of Bulk Mining Explosives, who is an explosives licensee of the Company. Due to certain restrictions on transfers to competitors, Chemicals Holdings International has not given consent to having the Company's joint venture interest transferred to UEE in the Asset Sale. Consequently, the Company is retaining its West Africa Chemicals joint venture interest until such time as the business can be appropriately sold or wound up, subject to requirements in its joint venture agreements. The West Africa Chemicals joint venture has operated at a net loss from its inception in 1997, and in 1999 the Company wrote off its interest in the joint venture for financial reporting purposes and records income or loss on a cash basis. Due to the relationship that the Company has with its joint venture partner, the receivable on the books of the Company due from West Coast Explosives, a subsidiary of WAC, which, as of June 30, 2000 was approximately $547,000, is being retained by the Company. Subject to requirements in the joint venture documents, the Company anticipates that the operations will be discontinued or sold in the near future unless gold prices rebound. In the event that the operations are discontinued, it is expected that the proceeds from the collection of receivables and the sale of plant and equipment, raw materials and real estate holdings will exceed expenditures.

ENVIRONMENTAL COMPLIANCE

         The Company is subject to federal, state and local laws regulating the protection of the environment in the handling, storage and shipment of cyanide and related raw materials. In preparation for the manufacture and sale of liquid sodium cyanide at the Cyanco plant, Cyanco incurred material capital expenditures relating to compliance with environmental laws and regulations, including expenditures required for specialty trucks and tankers and development of an emergency response plan in the event of a hazardous materials spill. Cyanco's operations are designed such that no liquid discharge is created during the manufacture of its product. The Company and Cyanco will continue to be subject to environmental laws, rules and regulations in their respective operations. Compliance with such laws, rules and regulations on an ongoing basis is not expected to require additional material expenditures.

OTHER GOVERNMENTAL REGULATIONS

         Cyanco is subject to various governmental authorities with respect to transportation and handling of hazardous materials. In addition, it is subject to OSHA's Process Safety Management (PSM) program at the Winnemucca Plant. Cyanco has implemented compliance programs, which the Company believes addresses the program objectives and guidelines. Cyanco is regularly inspected by Nevada's regulatory agencies to monitor compliance.

PROPERTY

         The corporate offices of the Company, built in 1997, are located at 8805 South Sandy Parkway, Sandy, Utah. The corporate facilities, consisting of
1.8 acres, an office building and adjacent research and laboratory facilities, were constructed by the Company at a cost of approximately $1.2 million. It is anticipated that the corporate facilities will be leased to UEE for at least one year at commercially competitive rates. The property and facilities of the Company and its joint ventures, including Cyanco and West Africa Chemicals are deemed adequate and suitable for their respective operations.

LEGAL PROCEEDINGS

         The complaint filed by the BLA Investment Irrevocable Trust ("BLA Trust") on January 20, 2000 against the Company and certain of its officers and directors alleged that the Voting Agreement, dated August 27, 1997, among the Company and affiliates of Dallin Bagley was not enforceable with respect to certain shares of the Company's common stock transferred by Dallin Bagley and his affiliates to the BLA Trust. This litigation is more fully set forth in the Form 10K filed by the Company for the year 1999. In summary, the complaint also alleged certain wrongdoing on the part of certain officers and directors. On June 15, 2000, the Company and certain officers and directors entered into a Settlement Agreement with the BLA Trust to stay the litigation and dismiss certain claims against the Company and the officers and directors. Pursuant to the Settlement Agreement, on October 24, 2000, a Stipulation of Dismissal and Amendment was filed with the court, which dismissed all claims against Lex Udy and Stephen Fleischer, former directors of the Company. All claims against John
T. Day and Nathan L. Wade, who are current directors of the Company, were also dismissed, except for those claims relating to their actions with respect to the Voting Agreement and the shares of the Company owned by the BLA Trust. The claims against the Company were also dismissed except for those claims relating to the applicability of the Voting Trust to the shares owned by the BLA Trust. Pursuant to the stipulation, the litigation is stayed until such time as a written notice is filed with the court and served upon all defendants that the conditions of the Settlement Agreement for dismissal of the action have failed. Dismissal of the action is conditioned primarily on the successful conclusion of negotiations and potential regulatory proceedings with NASDAQ, which would render the Voting Agreement not applicable to the shares of the Company owned by the BLA Trust.

         Hanex Products, Inc. filed an action against the Company in June of 1998 charging certain patent infringement claims relating to bulk explosives. This litigation was dismissed with prejudice on November 27, 2000.

--------------------------------------------------------------------------------
            MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS
--------------------------------------------------------------------------------

         The common stock of the Company is currently listed on the Nasdaq National Market ("NNM"), under the symbol "MSIX."

         The following table sets forth the approximate range of high and low closing prices for the common stock of the Company during the periods indicated. The quotations presented reflect interdealer prices, without retail markup, markdown, or commissions, and may not necessarily represent actual transactions in the common stock.

                    Quarter Ended               High Close             Low Close

                  December 31, 1998              $   5.63               $  4.38
                  March 31, 1999                 $   7.38               $  4.63
                  June 30, 1999                  $   5.63               $  4.13
                  September 30, 1999             $   4.63               $  2.13
                  December 31, 1999              $   4.50               $  2.00
                  March 31, 2000                 $   3.687              $  2.25
                  June 30, 2000                  $   2.75               $  1.625
                  September 30, 2000             $   2.75               $  1.375
                  December 31, 2000              $   2.25               $  1.187

         On __________________, 2001, the closing quotation for the common stock on NNM was $_______. As reflected by the high and low bids on the foregoing table, the trading price of the Common Stock of the Company can be volatile with dramatic changes over short periods. The trading price may reflect market reaction to the perceived applications of the Company's operations, the direction and results of research and development efforts, and many other factors. Investors are cautioned that the trading price of the common stock can change dramatically based on changing market perceptions that may be unrelated to the Company and its activities.

         As of ___________________,  2001, there were ________________ shares of
common  stock  issued  and  outstanding,   held  by   approximately   __________
shareholders of record.

         The Company paid an annual dividend of $0.025 per share of outstanding Common Stock in 1999. The Board of Directors did not approve a dividend in 2000. There are no restrictions on the declaration or payment of dividends set forth in the articles of incorporation of the Company or any other agreement with its shareholders or creditors. The Board anticipates retaining the majority of any future earnings for working capital and investment in growth and expansion of the Company's businesses.

--------------------------------------------------------------------------------
         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------------------------

         The following tabulation shows, as of January 1, 2001, the number of shares of the Company's common stock, par value $0.001, owned beneficially by:
(a) all persons known to be the holders of more than 5% of the Company's voting securities, (b) Directors, (c) named Executive Officers, and (d) all Officers and Directors of the Company as a group:

                                                     Amount and Natures of
                                                     Beneficial ownership(1)
Name and Address of Beneficial Owner                 Shares         Percent

E. Bryan Bagley----------------------------------    2,111,034(2)     27.40%
1470 Arlington Dr.
Salt Lake City, UT 84103

Dr. Lex L. Udy-----------------------------------      560,906(3)      7.28%
4597 Ledgemont Drive
Salt Lake City, Utah 84124

Dr. John T. Day----------------------------------      600,804(4)       8.8%
5 Dawn Hill
Sandy, Utah 84092

Edward N. Bagley Estate--------------------------      583,280         7.57%
8987 St. Ives Drive
Los Angeles, California 90069

Nathan L. Wade-----------------------------------      262,822(5)      4.11%
1207 South Main Street
Salt Lake City, Utah 84111

Duane W. Moss------------------------------------       72,310(6)      0.94%
7952 So. Siesta Drive
Sandy, UT 84093

All Officers and Directors
as a group (12  persons)-------------------------    3,388,240(7)     43.98%
-------------------------

(1) Unless otherwise indicated, each person identified in the table has sole voting and investment power with respect to the Company's common stock beneficially owned by such person. The total number of outstanding shares included in the computation of percentages is 7,313,760 plus 389,981 options that are exercisable or become exercisable by executives and directors within 60 days.
(2) Includes 1,883,287 shares held by the BLA Irrevocable Investment Trust, of which Mr. Bagley is a co-Trustee with his sister, Lisa Higley, and 39,500 options currently exercisable by Mr. Bagley.
(3) Includes shares owned solely by Dr. Udy's wife and shares in a family limited partnership.
(4)  Includes 49,500 options currently exercisable by Dr. Day.
(5) Includes shares held by a partnership of which Mr. Wade is a partner, shares held in an IRA account for the benefit of Mr. Wade's spouse and shares held by Mr. Wade's family members residing in his home; also included are 39,500 options currently exercisable by Mr. Wade.

(6) Includes options for 36,566 shares that are presently exercisable or will become exercisable within 60 days. In connection with the Asset Sale, Mr. Moss has agreed to sell to the Company 26,803 shares of the shares of the Company's stock which he owns for $4 per share.
(7) Includes shares controlled by Mr. Bagley as co-trustee of the BLA Irrevocable Investment Trust; and includes 389,981 shares which are currently exercisable or which become exercisable by the directors and executive officers of the Company within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Officers, directors, and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that all required forms, including amendments thereto, were timely filed during the past fiscal year.

         Other than the foregoing, the Company believes that all reports required by Section 16(a) for transactions in 2000 have been timely filed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On April 10, 1998, the Company provided Dr. John T. Day, its President and Chief Executive Officer a five-year loan of $75,000 at LIBOR 30-day rate plus 1% adjusted annually each year on the anniversary date. Interest is payable annually with principal due on the date of maturity. As of December 31, 2000, the current outstanding principal and accrued interest balance on Dr. Day's loan was $32,341.64. The loan is secured with shares of Company stock owned by Dr. Day. Mr. Richard Clayton is transferring 13,500 shares of the Company's stock which he owns in full satisfaction of the principal amount of $58,000, which he currently owes to the Company pursuant to a loan to the Company made to him in 1998. Mr. Clayton will continue to owe the Company all accrued interest on such loan. (See "Proposal No. 1: The Asset Sale--Related Agreements.")

--------------------------------------------------------------------------------
                               SHAREHOLDER PROPOSALS
--------------------------------------------------------------------------------

         No proposals have been submitted by shareholders of the Company for consideration at the Special Meeting.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

         Management does not know of any business, other than as stated in the Notice, that may be considered at the Special Meeting. If any other matters should properly come before the Special Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

         In order to assure the presence of the necessary quorum and to vote on the matters to come before the Special Meeting, please indicate your choices on the enclosed proxy and date, sign, and return it promptly in the envelope provided. The signing of a proxy does not prevent you from attending and voting at the Special Meeting.

--------------------------------------------------------------------------------
                         INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

         The Company's independent auditors for the 2000 and 2001 years is Tanner + Co. Representatives from Tanner + Co. are expected to be in attendance at the Special Meeting and may make a statement if they desire to do so.

--------------------------------------------------------------------------------
                              AVAILABLE INFORMATION
--------------------------------------------------------------------------------

         The Company is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Any interested party may inspect information filed by the Company, without charge, at the public reference facilities of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, Suite 1300, New York, New York 10048. Any interested party may obtain copies of all or any portion of the information filed by the Company at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. In addition, the
Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding the Company and other registrants that file electronically with the Commission at http://www.sec.gov.

         The Company's Common Stock is listed on the Nasdaq National Market and trades under the symbol "MSIX." Reports and other information concerning the Company can be inspected at the offices of Nasdaq at 1735 "K" Street, N.W., Washington, D.C. 20006-1500.

--------------------------------------------------------------------------------
                          INDEX TO FINANCIAL STATEMENTS
 -------------------------------------------------------------------------------

                                                                            Page
UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

    Consolidated Balance Sheet as of September 30, 2000
        and December 31, 1999                                               F-1

    Consolidated Statement of Operations for the Nine
        Months Ended September 30, 2000 and September 30, 1999              F-2

    Consolidated Statement of Cash Flows for the Nine
        Months Ended September 30, 2000 and September 30, 1999              F-3

    Condensed Notes to Consolidated Financial Statements                    F-5

INDEPENDENT AUDITORS' REPORTS

    Report of Tanner + Co., independent certified public accountants
        on the December 31, 1999 financial statements                       F-8

CONSOLIDATED FINANCIAL STATEMENTS

    Consolidated Balance Sheet as of December 31, 1999
        and December 31, 1998                                               F-9

    Consolidated Statement of Operations for the Years
        Ended December 31, 1999 1998 and 1997                               F-10

    Consolidated Statement of Stockholders' Equity for the
        Years Ended December 31, 1999, 1998 and 1997                        F-11

    Consolidated Statement of Cash Flows for the Years Ended
        December 31, 1999, 1998 and 1997                                    F-12

    Notes to Consolidated Financial Statements                              F-14


All financial statement schedules are omitted because they are not applicable or because the required information is contained in the Consolidated Financial Statements or the notes thereto.

                   MINING SERVICES INTERNATIONAL CORPORATION
                     Consolidated Balance Sheet (Condensed)
                      (In thousands, except share amounts)



                                                                          September 30, 2000          December 31,1999
           ASSETS                                                             (Unaudited)
           ------                                                      ------------------------    ----------------------


Current assets:
     Cash                                                                  $                872      $                975
     Receivables, net                                                                     8,008                     6,605
     Inventories                                                                          2,227                     1,807
     Prepaid expenses                                                                       139                       112
     Current portion of related party notes receivable                                      133                       250
                                                                           --------------------      --------------------

     Total current assets                                                                11,379                     9,749

Investments in and advances to joint ventures                                            13,764                    12,736
Property, plant and equipment, net                                                       10,281                     9,165
Goodwill                                                                                  1,850                     2,018
Related party notes receivable                                                            1,250                       633
Other assets                                                                                128                       160
                                                                           --------------------      --------------------

                                                                           $             38,652      $             34,461
                                                                           ====================      ====================

     LIABILITIES AND SHAREHOLDERS' EQUITY
     ------------------------------------

Current liabilities:
     Accounts payable and accrued expenses                                 $              5,087      $              2,257
     Current portion of long-term debt                                                    4,532                       473
                                                                           --------------------      --------------------

         Total current liabilities                                                        9,619                     2,730

Long-term debt                                                                            1,696                     4,475
Deferred income taxes                                                                     2,722                     2,408
                                                                           --------------------      --------------------

         Total liabilities                                                               14,037                     9,613
                                                                           --------------------      --------------------

Minority interest                                                                           154                       497

Stockholders' equity:
     Common stock                                                                             7                         7
     Capital in excess of par value                                                       5,312                     5,312
     Cumulative foreign currency translation adjustments                                   (587)                     (381)
     Retained earnings                                                                   19,729                    19,413
                                                                           --------------------      --------------------


         Total stockholders' equity                                                      24,461                    24,351
                                                                           --------------------      --------------------

                                                                           $             38,652      $             34,461
                                                                           ====================      ====================


                 See accompanying notes to financial statements
                                                                                                                      F-1

                    MINING SERVICES INTERNATIONAL CORPORATION
                  Consolidated Statement of Income (Condensed)
                      (In thousands, except share amounts)
                                   (Unaudited)


                                                                           3 months ended              3 months ended
                                                                                9/30/00                   9/30/99
                                                                       ------------------------    ----------------------

Revenues:
    Net sales                                                                $           10,427       $             6,567
    Royalties                                                                               227                       217
    Equity in earnings from joint ventures                                                  732                       460
    Other income                                                                             14                         0
                                                                             ------------------       -------------------
                                                                                         11,400                     7,244
                                                                             ------------------       -------------------

Cost and expenses:
    Cost of sales                                                                         9,870                     6,172
    General administrative                                                                1,078                       785
    Research and development                                                                172                       230
                                                                             ------------------       -------------------
                                                                                         11,120                     7,187
                                                                             ------------------       -------------------

Income from operations                                                                      280                        57

Other expense, net                                                                           78                        44
                                                                             ------------------       -------------------

Income before provision for income taxes                                                    202                        13

Benefit/(provision) for income taxes                                                       (139)                       52
                                                                             ------------------       -------------------

Income before minority interest                                                              63                        65

Minority interest in loss of subsidiaries                                                   215                        11
                                                                             ------------------       -------------------


Net income                                                                   $              278       $                76
                                                                             ==================       ===================


Weighted average number of shares outstanding
    Basic                                                                             7,314,000                 7,331,000
                                                                             ==================       ===================
    Diluted                                                                           7,316,000                 7,395,000
                                                                             ==================       ===================

Net income per share
    Basic                                                                    $              .04       $               .01
                                                                             ==================       ===================
    Diluted                                                                  $              .04       $               .01
                                                                             ==================       ===================



                 See accompanying notes to financial statements

                                                                                                                      F-2

                    MINING SERVICES INTERNATIONAL CORPORATION
                  Consolidated Statement of Income (Condensed)
                      (In thousands, except share amounts)
                                   (Unaudited)



                                                                           9 months ended              9 months ended
                                                                                9/30/00                   9/30/99
                                                                       ------------------------    ----------------------

Revenues:
    Net sales                                                                $           26,944        $           19,593
    Royalties                                                                               730                       721
    Equity in earnings from joint ventures                                                1,773                     1,932
    Other income                                                                             43                        26
                                                                             ------------------        ------------------
                                                                                         29,490                    22,272
                                                                             ------------------        ------------------

Costs and expenses:
    Cost of sales                                                                        25,486                    18,684
    General administrative                                                                3,179                     2,052
    Research and development                                                                495                       586
                                                                             ------------------        ------------------
                                                                                         29,160                    21,322
                                                                             ------------------        ------------------

Income from operations                                                                      330                       950

Other expense, net                                                                          198                        96
                                                                             ------------------        ------------------

Income before provision for income taxes and minority interest                              132                       854

Provision for income taxes                                                                 (159)                     (234)
                                                                             ------------------        ------------------

Income/(loss) before minority interest                                                      (27)                      620

Minority interest in loss of subsidiaries                                                   344                        11
                                                                             ------------------        ------------------

Net income                                                                   $              317        $              631
                                                                             ==================        ==================

Weighted average number of shares outstanding
    Basic                                                                             7,314,000                 7,331,000
                                                                             ==================        ==================
    Diluted                                                                           7,316,000                 7,395,000
                                                                             ==================        ==================

Earnings per common share
    Basic                                                                    $              .04        $              .09
                                                                             ==================        ==================
    Diluted                                                                  $              .04        $              .09
                                                                             ==================       ===================



               See accompanying notes to financial statements

                                                                                                                      F-3

                    MINING SERVICES INTERNATIONAL CORPORATION
                Consolidated Statement of Cash Flows (Condensed)
                                 (In thousands)
                                   (Unaudited)


                                                                           9 months ended              9 months ended
                                                                                9/30/00                   9/30/99
                                                                       ------------------------    ----------------------


Cash flows from operating activities:
    Net income                                                            $                 316      $                631
    Adjustments to reconcile net income to net cash
    provided by/(used in) operating activities:
       Depreciation and amortization                                                      1,166                       936
       Provision and reserves for loss on assets                                            114                         -
       Gain on disposal of equipment                                                        (19)                       (1)
       Distributed/(undistributed) earnings in joint ventures                              (786)                    1,187
       Deferred income taxes                                                                314                       277
       Change in assets and liabilities:
         (Increase) decrease in accounts receivable                                      (1,517)                      446
         (Increase) decrease in inventories                                                (420)                       59
         (Increase) decrease in prepaid expenses                                            (27)                       66
         (Increase) decrease in deposits                                                                             (819)
         (Increase) decrease in other assets                                                 32                       109
         Increase (decrease) in accounts payable and accrued expenses                     2,830                       (71)
         Increase (decrease) in minority interest                                          (343)                      461
                                                                          ---------------------      --------------------
              Net cash provided by/(used in) operating activities                         1,660                     3,281
                                                                          ---------------------      --------------------

Cash flows from investing activities:
     Proceeds from sale of plant and equipment                                               33                        51
     Payments received on notes receivable                                                    -                       100
     Purchase of plant and equipment                                                     (1,462)                   (2,970)
     Increase in notes receivable                                                          (500)                      (58)
     Investment in joint ventures                                                          (448)                   (1,100)
                                                                          ---------------------      --------------------
         Net cash used in investing activities                                           (2,377)                   (3,977)
                                                                          ---------------------      --------------------

Cash flows from financing activities:
     Retirement of common stock                                                               -                      (131)
     Net proceeds from operating line of credit                                           1,044                       795
     Proceeds from issuance of long-term debt                                                 -                     1,000
     Payments on long-term debt                                                            (430)                     (442)
                                                                          ---------------------      --------------------
         Net cash provided by/(used in) financing activities                                614                     1,222
                                                                          ---------------------      --------------------

Net increase/(decrease) in cash                                                            (103)                      526

Cash, beginning of period                                                                   975                       314
                                                                          ---------------------      --------------------

Cash, end of period                                                       $                 872      $                840
                                                                          =====================      ====================



                 See accompanying notes to financial statements

                                                                                                                      F-4

                          Mining Services International
                   Notes to Consolidated Financial Statements
                                   (Unaudited)

NOTE 1:  BASIS OF PRESENTATION

         The interim financial information for the three months ended September 30, 2000 and for the nine months ended September 30, 2000 included herein is unaudited and the December 31,1999 balance sheet is derived from audited financial statements; however, such information reflects all adjustments, which are, in the opinion of management, necessary for a fair statement of results for the interim periods.

         These consolidated financial statements are presented in accordance with the requirements for Form 10-Q and consequently may not include all the disclosures normally required by the generally accepted accounting principles or those normally made in the annual 10-K filing

         The results of operations for the three-month period ended September 30, 2000 and the nine month period ended September 30, 2000 are not necessarily indicative of the results to be expected for the full year.

NOTE 2:   SIGNIFICANT ACCOUNTING  POLICIES

         Because of the significance of investment by the Company in joint ventures ("JV" or "JV's") which are not consolidated, but are accounted for under the equity method, the following comparative schedule is prepared to clarify and demonstrate the consolidated revenue of the Company during the periods ending September 30, 2000 and 1999. As demonstrated in the schedule, the Company's consolidated revenue includes its share of equity in earnings from
JV's:



                     Non Consolidated                                    Amount          MSI's             MSI's
                      Joint Venture       Joint Venture    Equity     Included in       Non-JV          Consolidated
                           Sales           Net Income        MSI      MSI Revenue      Revenue             Revenue
                    ------------------   -------------     ------     ----------- -----------------      -------------


  9 Months 2000            $19,669,000     $3,546,000        50%        $1,773,000      $27,717,000       $29,490,000
  9 Months 1999            $18,502,000     $3,864,000        50%        $1,932,000      $20,340,000       $22,272,000

  3 Months 2000            $  8,049,000    $1,464,000        50%        $  732,000      $10,668,000       $11,400,000
  3 Months 1999            $  6,566,000    $  920,000        50%        $  460,000      $ 6,784,000       $ 7,244,000

    Note:  MSI does not consolidate revenues from 50% or less controlled joint ventures


NOTE 3:   INVENTORIES


         Inventories at September 30, 2000 and December 31, 1999 have been recorded at the lower of cost or market, cost being determined on the first in first out (FIFO) method. The composition of inventories at September 30, 2000 and December 31, 1999 are as follows:


                                       September 30, 2000      December 31, 1999
                                       ------------------      -----------------

          Raw Materials                   $  663,000              $  737,000
          Finished Goods                   1,564,000               1,070,000
                                          ----------              ----------
                                          $2,227,000              $1,807,000
                                          ==========              ==========

NOTE 4:  COMPREHENSIVE INCOME

         Comprehensive income or loss includes certain changes in equity not represented in net income or loss, including foreign currency translation adjustments. The following table illustrates the effect of comprehensive income for the respective periods ended September 30, 2000 and 1999:

                                        Foreign Currency
                                          Translation             Comprehensive
                        Net Income        Adjustment           Net Income/(Loss)
                      ------------      ----------------       -----------------

  9 Months 2000           $317,000         ($206,000)               $111,000
  9 Months 1999           $631,000         ($145,000)               $486,000

  3 Months 2000           $278,000         ($ 63,000)               $215,000
  3 Months 1999           $ 76,000          $ 22,000                $ 98,000


NOTE 5:  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

         During the nine-month period ended September 30, 2000, the Company purchased $666,000 of equipment with debt.


                                                                             F-6